SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.        )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]   Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                   FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                   -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [ ]             No fee required
  [X]             Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:


  [X] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

                   FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                ONE CENTER AVENUE
                         LITTLE FALLS, NEW JERSEY 07424
                                 (973) 256-2100

                                                               December 29, 1998

Dear Fellow Stockholder:

         On behalf of the Board of Directors, I want to extend to you a cordial invitation to attend a Special Meeting of Stockholders ("Meeting") of First Savings Bancorp of Little Falls, Inc. (the "Company"). The Meeting will be held at the main office of the Company, located at One Center Avenue, Little Falls, New Jersey on Tuesday, January 19, 1999 at 11:00 a.m., local time.

         The purpose of the Meeting is to vote on a proposal to approve the Agreement and Plan of Merger, dated September 4, 1998 (the "Merger Agreement"), by and among Greater Community Bancorp ("Greater Community"), GCB Acquisition Corp. ("Newco"), and the Company, pursuant to which the Company would merge with Newco (the "Corporate Merger") with the Company surviving, and First Savings Bank of Little Falls, F.S.B. (the "Savings Bank") would merge with Great Falls Bank (the "Bank Merger" and together with the Corporate Merger, the "Mergers"). Newco is a newly-formed subsidiary of Greater Community.

         Upon consummation of the Corporate Merger, each outstanding share of the Company's common stock would be converted into the right, subject to adjustment, to receive a cash payment of $52.26 from Greater Community. Each share of the Company's common stock held as treasury stock by the Company will be canceled and retired. Consummation of the Mergers is subject to certain conditions, including approval of the Merger Agreement by the Company's stockholders and approval of the Mergers by various regulatory agencies. Approval of the Merger Agreement requires the affirmative vote by the holders of a majority of the outstanding common stock of the Company.

         The accompanying Notice of Special Meeting and Proxy Statement contain information about the Mergers. We urge you to review carefully such information, and the information in the Company's 1997 Annual Report to Stockholders, and Quarterly Report on Form 10-QSB, as amended, for the period ended September 30, 1998, copies of which are attached to the Proxy Statement.

         The Board of Directors of the Company has unanimously approved the Merger Agreement and unanimously recommends that the stockholders of the Company approve the Merger Agreement. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. Even if you plan to attend the Meeting in person, please complete the enclosed proxy, sign, date and mail it promptly in the enclosed postage-paid, return addressed envelope. You may revoke your proxy by attending the Meeting and voting in person.

                                          Sincerely,


                                          /s/Dr. Haralambos S. Kostakopoulos
                                          --------------------------------------
                                          Dr. Haralambos S. Kostakopoulos
                                          President and Chief Executive Officer

         Please do not send your common stock certificates at this time. If the Corporate Merger is consummated, you will be sent instructions regarding the surrender of your stock certificates.

                   FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                ONE CENTER AVENUE
                         LITTLE FALLS, NEW JERSEY 07424
                                 (973) 256-2100

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of First Savings Bancorp of Little Falls, Inc. (the "Company") will be held at 11:00 a.m., Eastern Time, on Tuesday, January 19, 1999, or any adjournment or adjournments thereof, at the main office of the Company, located at One Center Avenue, Little Falls, New Jersey for the following purposes:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 4, 1998 (the "Merger Agreement"), by and among Greater Community Bancorp ("Greater Community"), GCB Acquisition Corp. ("Newco"), and the Company, pursuant to which (i) the Company would merge with Newco (the "Corporate Merger") with the Company surviving, and First Savings Bank of Little Falls, F.S.B. (the "Savings Bank") would merge with Great Falls Bank with Great Falls Bank surviving (the "Bank Merger" and together with the Corporate Merger, the "Mergers"), and (ii) each outstanding share of the Company common stock would be converted into the right, subject to adjustment, to receive a cash payment of $52.26 from Greater Community upon completion of the Corporate Merger, subject to the terms and conditions contained in the Merger Agreement; and

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Proxy Statement. Stockholders are urged to read the Merger Agreement in its entirety.

         The Board of Directors of the Company has fixed December 4, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and accordingly, only holders of record of the Company common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of a majority of the holders of the outstanding common stock of the Company.

         The Board of Directors of the Company unanimously recommends that stockholders vote "For" approval of the Merger Agreement.

                                   By Order of the Board of Directors of
                                   FIRST SAVINGS BANCORP OF LITTLE  FALLS, INC.


                                   /s/Sarina Matos
                                   ---------------------------------------------
                                   Sarina Matos
                                   Secretary

Stockholders are urged to complete, date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated. Your proxy will be voted with respect to the matters identified thereon in accordance with any specifications on the proxy. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement.

                   FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                ONE CENTER AVENUE
                         LITTLE FALLS, NEW JERSEY 07424

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 1999

         This Proxy Statement is being furnished by First Savings Bancorp of Little Falls, Inc., a New Jersey corporation (the "Company"), to the holders of the Company common stock, par value $1.00 per share (the "Company Common Stock"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a Special Meeting of Stockholders of the Company to be held at 11:00 a.m., Eastern Time, on Tuesday, January 19, 1999, at the main office of the Company, located at One Center Avenue, Little Falls, New Jersey (the "Meeting"), and at any adjournment or adjournments thereof.

         This Proxy Statement, the accompanying Notice of Special Meeting and form of proxy are first being mailed to the stockholders of record of the Company on or about December 29, 1998.

         The primary purpose of the Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 4, 1998 (the "Merger Agreement"), by and among Greater Community Bancorp ("Greater Community"), GCB Acquisition Corp. ("Newco"), and the Company, pursuant to which
(i) the Company would merge with Newco (the "Corporate Merger") with the Company surviving, and First Savings Bank of Little Falls, F.S.B. (the "Savings Bank") would merge with Great Falls Bank with Great Falls Bank surviving (the "Bank Merger" and together with the Corporate Merger, the "Mergers"), and (ii) each outstanding share of the Company common stock would be converted into the right, subject to adjustment, to receive a cash payment of $52.26 from Greater
Community upon completion of the Corporate Merger, subject to the terms and conditions contained in the Merger Agreement. See "SUMMARY," "THE MERGERS", "THE MERGER AGREEMENT" and a copy of the Merger Agreement attached as ANNEX A to this Proxy Statement.

         Upon consummation of the Corporate Merger each outstanding share of the Company Common Stock would be converted into the right to receive a cash payment of $52.26 from Greater Community, subject to adjustment as specified in the Merger Agreement.

         The Company Common Stock is not listed on any stock exchange or on the National Association of Securities Dealers Automated Quotations System. The market for the Company Common Stock is not liquid, with few purchases and sales of stock. The last known sale of the Company Common Stock involved 500 shares at $14.00 a share on May 6, 1994.

              THE DATE OF THIS PROXY STATEMENT IS DECEMBER 29, 1998

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (File No. 0-23194) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement:

              (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

             (ii) the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

             (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, as amended; and

             (iv) the Company's Current Report on Form 8-K, dated September 8, 1998.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes that earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.






















                                      (ii)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  ii
SUMMARY....................................................................   1
SELECTED CONSOLIDATED FINANCIAL DATA.......................................   5
MARKET PRICE OF STOCK AND RELATED SECURITY HOLDER MATTERS..................   5
THE MEETING................................................................   7
   General.................................................................   7
   Record Date: Vote Required..............................................   7
PROPOSAL I - THE MERGER....................................................   8
   General.................................................................   8
   Background of the Merger................................................   8
   The Company's Reasons for the Merger....................................   9
   Opinion of Financial Advisor............................................  10
   Federal Income Tax Consequences.........................................  14
THE MERGER AGREEMENT.......................................................  15
   The Mergers.............................................................  15
   Effective Date..........................................................  16
   Possible Adjustment to Cash Consideration...............................  16
   Exchange of the Company Common Stock Certificates.......................  16
   Interests of Certain Persons............................................  17
   Post-Merger Benefits to Employees and Officers..........................  18
   No Appraisal Rights.....................................................  19
   Business Pending Consummation...........................................  20
   Accounting Treatment....................................................  21
   Regulatory Approvals....................................................  21
   Conditions to Consummation; Termination.................................  23
   Waiver; Amendment.......................................................  23
   Expenses; Termination Fees..............................................  24

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING..............................  24
LEGAL OPINIONS.............................................................  24
ACCOUNTANTS................................................................  24
OTHER MATTERS..............................................................  25
FINANCIAL INFORMATION......................................................  25
ANNEXES
   Annex A - Agreement and Plan of Merger ................................. A-1
   Annex B - Opinion and Letter of Ryan, Beck & Co., Inc................... B-1
EXHIBITS
     Exhibit 1 - 1997 Annual Report to Stockholders
     Exhibit 2 - Quarterly Report on Form 10-QSB for the quarter ended September
                 30, 1998, as amended

                                     SUMMARY

         THE FOLLOWING SUMMARY PROVIDES CERTAIN INFORMATION RELATING TO THE MERGERS. THIS SUMMARY IS NOT INTENDED TO BE A SUMMARY OF ALL MATERIAL
INFORMATION RELATING TO THE MERGERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY
STATEMENT, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES. AS USED IN THIS PROXY STATEMENT, THE TERMS "GREATER COMMUNITY," "NEWCO," "GREAT FALLS BANK," "THE COMPANY" AND "THE SAVINGS BANK" REFER TO SUCH ORGANIZATIONS, AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, SUCH ORGANIZATIONS AND THEIR RESPECTIVE SUBSIDIARIES.

Greater Community Bancorp ("Greater Community")

         Greater Community is a New Jersey business corporation. It is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Federal Bank Holding Company Act of 1956, as amended. Greater Community was incorporated in 1984. Greater Community's principal business activity is the ownership and operation of Great Falls Bank and Bergen Commercial Bank, which Greater Community acquired in 1985 and 1995, respectively. Greater Community also (a) owns a majority interest in Greater Community Financial, L.L.C., which was formed in 1996 to engage in the business of providing securities brokerage services, (b) is the sole stockholder of Highland Capital Corp., a leasing company which was organized in 1998 and (c) owns, directly and indirectly, 100% of GCB Reality, L.L.C., which was formed in 1997 to acquire and manage real estate properties. The principal executive office of Greater Community is located at 55 Union Boulevard, Totowa, New Jersey 07512 and the telephone number at that address is (973) 942-1111.

         At September 30, 1998, Greater Community had consolidated assets of $369.0 million, deposits of $286.5 million and shareholders' equity of $30.4 million.

GCB Acquisition Corp. ("Newco")

         Newco is a wholly-owned subsidiary of Greater Community. Newco is a New Jersey-chartered corporation formed in August 1998 to acquire the shares of the Company. Newco owns no assets. The principal executive office of Newco is located at 55 Union Boulevard, Totowa, New Jersey 07512 and the telephone number at that address is (973) 942-1111.

The Company and the Savings Bank

         The Company is a New Jersey corporation organized in March 1993 and became a unitary savings and loan holding company upon the completion of the reorganization of the Savings Bank into the holding company form of ownership. At that time the Company acquired all of the outstanding common stock of the Savings Bank. The Savings Bank's common stock was originally issued in connection with the Savings Bank's conversion from mutual to stock form in September 1992. The Company's principal asset is the stock of the Savings Bank which is a community-oriented institution offering a variety of financial services in Little Falls, New Jersey. As of September 30, 1998, the Company reported assets of $184.5 million, net loans of $109.9 million, deposits of $172.4 million, and stockholders' equity of $10.3 million, and as of such date the Company operated through three offices two of which are located in Passaic County and one of which is located in Bergen County. For the fiscal year ended December 31, 1997, and for the nine months ended September 30, 1998, the Company reported net income of $794,112 and $614,786, respectively. The principal executive offices of the Company and the Savings Bank are located at One Center Avenue, Little Falls, New Jersey 07424, and their telephone number is (973) 256-2100.

The Meeting; Record Date

         The Meeting will be held on January 19, 1999, at 11:00 a.m., Eastern Time, at the main office of the Company, located at One Center Avenue, Little Falls, New Jersey, for the purpose of considering and voting upon a proposal to approve the Merger Agreement.

         The Board of Directors of the Company has fixed December 4, 1998, as the record date for determining stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). As of such date, there were 440,100 shares of the Company Common Stock outstanding and entitled to be voted at the Meeting.

The Mergers

         Under the terms of the Merger Agreement, the Company would merge with Newco, with the Company surviving, and the Savings Bank would merge with Great Falls Bank. Upon consummation of the Corporate Merger, each outstanding share of the Company Common Stock would be converted into the right to receive a cash payment of $52.26 (the "Cash Consideration") from Greater Community, subject to adjustment. The merger of the Savings Bank with and into Great Falls Bank, with Great Falls Bank surviving, is expected to occur immediately after the Corporate Merger.

Vote Required

         Approval of the Merger Agreement requires the affirmative vote of a majority of the holders of the outstanding common stock of the Company. Each owner of Company Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Meeting or any adjournment or adjournments thereof.

         The directors and executive officers of the Company (including certain of their related interests) beneficially owned, as of the Record Date, and are entitled to vote at the Meeting, 396,600 shares of the Company Common Stock, which represents 90.1% of the outstanding shares of the Company Common Stock entitled to be voted at the Meeting. Accordingly, assuming that the directors and executive officers of the Company vote their shares of the Company Common Stock in favor of approval of the Merger Agreement, approval of the Merger Agreement will not require the affirmative vote of the holders of any additional outstanding shares of the Company Common Stock entitled to be voted at the Meeting in order for the Merger Agreement to be approved at the Meeting.

         The favorable vote of unaffiliated stockholders of the Company will not be required to approve the Merger Agreement. In addition, any stockholder voting in favor of the Merger Agreement may be prevented from challenging such transaction in the future.

         Notwithstanding the amount of Company Common Stock held by the directors and executive officers of the Company or the manner in which such individuals intend to vote, pursuant to Section 14A:10-3 of the New Jersey
Business   Corporation  Act,  the  Company  is  still  required  to  submit  for stockholder vote a proposal to approve the Merger Agreement and obtain an affirmative vote of a majority of the votes cast before consummating the Corporate Merger or Bank Merger.

         A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

Effective Date

         Unless the Merger Agreement is terminated, a closing is to be held as soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to consummate the Mergers and in no event later than the last to occur of January 1, 1999 or the 45th day following receipt of all required regulatory approvals. At the closing, the proper officers of the Company and Newco will execute a Certificate of Merger, which is to be filed with the State of New Jersey not later than the first business day following the closing. The Corporate Merger will become effective at 11:59 p.m. on the date that the Certificate of Merger is filed. It is currently anticipated that the closing will take place, and the Mergers will become effective, during the first calendar quarter of 1999.

Recommendation of the Company's Board of Directors

         The Board of Directors of the Company has approved the Merger Agreement by unanimous vote, believes it is in the best interests of the Company and its stockholders and unanimously recommends its approval by the Company's stockholders.

Opinion of Financial Advisor

         Ryan, Beck & Co., Inc. ("Ryan Beck") rendered its oral opinion to the Company's Board of Directors on September 4, 1998, and subsequently rendered an additional formal written updated opinion dated December 29, 1998 (the "Opinion") that, as of the respective dates of such opinions and subject to the assumptions set forth therein, the Cash Consideration is fair to the holders of the Company's Common Stock from a financial point of view. For information concerning the matters reviewed, assumptions made and factors considered by Ryan Beck see "PROPOSAL I - THE MERGER - Opinion of Financial Advisor" and ANNEX B to this Proxy Statement, which sets forth a copy of Ryan Beck's written fairness opinion dated December 29, 1998. Holders of the Company's Common Stock are urged to, and should, read the Opinion in its entirety.

         Based upon the estimated aggregate purchase price to be paid in connection with the Merger, Ryan Beck's aggregate fees will be approximately $345,000. Ryan Beck was paid approximately $115,000 of such advisory fee upon the signing of the Merger Agreement and the remainder will be paid upon the closing of this transaction. In addition, the Company has agreed to reimburse Ryan Beck for its reasonable out-of-pocket expenses, which shall not exceed $10,000 without the prior consent of the Company.

Federal Income Tax Consequences

         Stockholders are urged to consult their own tax advisors as to the specific consequences to them of the Corporate Merger under applicable tax laws.

         The receipt of cash by a stockholder of the Company in exchange for shares of the Company Common Stock pursuant to the Merger Agreement will be a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder will recognize gain or loss upon the surrender of the stockholder's Company Common Stock equal to the difference, if any, between (i) the sum of the cash payment of $52.26 per share (subject to adjustment) received in exchange for the shares of the Company Common Stock and (ii) the stockholder's tax basis in such Company Common Stock.

Interests of Certain Persons

         Certain directors or executive officers of the Company have interests in the Mergers in addition to their interests as stockholders of the Company generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification and maintenance of director and officer liability insurance coverage. These interests also relate to certain benefits available as a result of a "change in control" of the Company, such as the Corporate Merger, including, among others, the payment of certain severance benefits under an existing employment agreement to President Kostakopoulos. The estimated aggregate amount of payments to Dr. Kostakopoulos expected to be made in connection with the Corporate Merger due to acceleration of benefits from an employment agreement is $712,136.

         In addition, the Savings Bank has entered into a Change in Control Severance Agreement with Brian J. McCourt, the Vice President, Treasurer and Controller of the Company and the Savings Bank, pursuant to which, among other things, Mr. McCourt will receive a payment of $135,000, and the costs of maintaining his medical and dental insurance for one year, in the event that his employment is involuntarily terminated without just cause within 24 months after a change in control of the Company or the Savings Bank; under certain circumstances which are described in his agreement, Mr. McCourt shall also be entitled to the aforementioned payment and benefits if he voluntarily terminates his employment within 24 months after a change in control.

No Appraisal Rights

         No stockholders of the Company are entitled to appraisal rights in connection with, or as a result of, the Merger. See "Proposal I - The Merger -- No Appraisal Rights."

Business Pending Consummation

         The Company has agreed in the Merger Agreement to carry on its business in substantially the same manner its business was conducted prior to the date of the Merger Agreement, and has agreed not to take certain actions relating to the operation of the Company pending consummation of the Mergers, without the prior written consent of Greater Community, except as otherwise permitted by the Merger Agreement.

Regulatory Approvals

         The Mergers are subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the Commissioner of the Department of Banking and Insurance of New Jersey (the "New Jersey Commissioner"), the Office of Thrift Supervision (the "OTS") and other regulatory authorities, if any. Applications or waiver requests have been either filed with each of such regulatory authorities for such approvals or will be filed in the near future. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE MERGER AGREEMENT -- Regulatory Approvals."

Conditions to Consummation; Termination

         Consummation of the Mergers is subject, among other things, to: (i) approval of the transactions contemplated by the Merger Agreement by the requisite vote of the stockholders of the Company; (ii) receipt of the regulatory approvals referred to under "THE MERGER AGREEMENT -- Regulatory Approvals;" (iii) there being in effect no order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits the Mergers or which would limit or otherwise affect in a material respect the operation of the Savings Bank and Great Falls Bank as a single entity, or the operation of the Company and Newco as a single entity, following the Mergers; and (iv) there being no suit, action or proceeding pending or, in the case of governmental bodies, threatened, which challenge the validity or legality, or seeks to restrain the consummation, of the Mergers or which seeks to limit or otherwise affect in a material respect the operation of the Savings Bank and Great Falls Bank as a single entity, or the operation of the Company and Newco as a single entity, following the Mergers.

         The Merger Agreement may be terminated by mutual agreement of the Boards of Directors of Newco and the Company. The Merger Agreement may also be terminated by the Board of Directors of the Company if the Corporate Merger does not occur on or before July 29, 1999, or if certain conditions set forth in the Merger Agreement are not met.

Expenses; Termination Fees

         In the event the Mergers are not consummated, all expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring the same.

         The Company will be entitled to receive $500,000 if the Merger Agreement is terminated because of Greater Community's breach of a representation, warranty, covenant or agreement under the Merger Agreement and fails to cure the breach within 30 days following written demand. Generally, Greater Community will be entitled to receive $500,000 if the Merger Agreement is terminated because (i) the Company receives a superior offer from another potential acquiror, (ii) the Company fails to obtain stockholder approval by January 2, 1999 (the Company will have 30 days to cure such breach within 30 days following written demand), or (iii) the Company breaches a representation, warranty, covenant or agreement under the Merger Agreement and fails to cure the breach within 30 days following written demand.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected consolidated financial and other data for the last five fiscal years are derived in part from the audited consolidated financial statements of the Company. The consolidated financial and other data for the nine-month periods ended September 30, 1998 and 1997, are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations of these periods. Operating results for the nine months ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1998. The data for the nine months ended September 30, 1997 and 1998, are annualized where applicable. The data should be read in conjunction with the audited consolidated financial statements, related notes and other financial information incorporated by reference herein.

UNAUDITED SELECTED FINANCIAL DATA
(dollars in thousands, except per share data)


                                          At or For
                                     Nine Months Ended
                                       September 30,                    At or for the year ended December 31,
                                 ----------------------   ---------------------------------------------------------------

                                     1998        1997         1997         1996          1995         1994         1993
                                  ---------   ---------    ---------    ---------     ---------    ---------    ---------
TOTAL AMOUNTS OF:
  Total Assets                    $ 184,512   $ 176,780    $ 178,144    $ 166,734     $ 154,635    $ 133,730    $ 130,574
  Loans Receivable                  109,933     108,360      105,467       94,733        85,836       74,277       76,918
  Securities Available for Sale      25,576      33,802       31,226       37,507        35,964         --         15,893
  Mortgage-Backed Securities
    Held to Maturity                  8,943      10,235       10,415       12,805         2,545       18,289        4,035
  Investment Securities,
    Held to Maturity                 24,147       8,613       19,644        2,000        19,000       28,120       10,443
  Cash & Cash Equivalents             7,463       7,390        3,683       10,673         1,128        3,559       12,345
  Deposits                          172,400     165,279      166,759      156,596       131,636      123,656      115,494
  Borrowed Money                        520         558          551         --          12,600         --          5,000
  Stockholders Equity                10,287       9,854        9,864        9,332         9,597        9,177        9,041
  Net Interest Income                 3,397       3,384        4,603        4,270         4,116        3,922        3,980
  Net Income (Loss)                     615         600          794         (120)          363          499        2,500
  Diluted Earnings Per
    Common Shares                      1.40        1.36    $    1.80     $  (0.27)    $    0.82    $    1.13    $    5.68
  Common Stock Dividends
    Declared Per Share                 1.50        1.00    $    1.00         --       $    0.50    $    0.50         --
  Return on Average Assets             0.48        0.47%        0.46%      -0.08%          0.26%        0.38%        1.90%
  Return on Average Equity             8.71        8.25%        8.19%      -1.24%          3.86%        5.43%       32.22%
  Dividend Payout Ratio (1)          107.38       73.34%       55.42%        --           25.95%       15.20%        0.00%
  Average Equity to Average
    Assets Ratio                       5.61        5.60%        5.60%        6.13%         6.65%        6.94%        5.88%
  Book Value Per Share                23.37       22.39        22.41        21.20         21.81        20.85        20.54


(1) Common stock dividends declared as a percentage of net income applicable to common shares.


MARKET PRICE OF STOCK AND RELATED SECURITY HOLDER MATTERS

         The Company's Common Stock is not listed on any stock exchange or on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"). Approximately 90% of the Common Stock is held by current officers and directors of the Company including an investor group consisting of Haralambos S. Kostakopoulos - President of the Savings Bank, Emanuel M. Kontokosta Chairman of the Board, and Vice Chairman Nikos P. Mouyiaris and Frederick J. Tedeschi. There is no active trading market for the Common Stock, with few purchases and sales of stock. The last known sale of the Common Stock involved 500 shares at $14.00 a share on May 6, 1994.

         The ability of the Company to pay dividends on its Common Stock is dependent upon the ability of the Savings Bank to pay dividends, since the Company's main asset is the stock of the Savings Bank. The ability of the Savings Bank to pay dividends is restricted by the regulations of the OTS and tax considerations. The Savings Bank may not pay dividends that would reduce the regulatory capital of the Savings Bank below the level required for institutions insured by SAIF or the liquidation account created in connection with the mutual to stock conversion of the Savings Bank. During 1997, a dividend of $1.00 per share was declared to the owners of Common Stock, and during 1998, a $0.50 dividend was declared in March, June, and September.

         There are 43 holders of the Common Stock of the Company as of December 29, 1998.

                                   THE MEETING

General

         This Proxy Statement is being furnished by the Company to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Meeting to be held on January 19, 1999, and any adjournment or adjournments thereof, to consider and vote upon a proposal to approve the Merger Agreement and any other business as may properly come before the Meeting.

         After having been submitted, the enclosed proxy may be revoked by the person giving it, at any time before it is exercised, by: (i) submitting written notice of revocation of such proxy to the Secretary of the Company; (ii) submitting a proxy having a later date; or (iii) such person appearing at the Meeting and revoking the proxy. All shares represented by valid proxies will be exercised in the manner specified thereon. If no specification is made, such shares will be voted in favor of approval of the Merger Agreement.

         Directors, officers, and employees of the Company may solicit Proxies from Company stockholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. The Company has retained no third party to assist in soliciting proxies or to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals. All expenses associated with the solicitation of proxies will be paid by the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY THE COMPANY'S STOCKHOLDERS.

Record Date; Vote Required

         The Board of Directors of the Company has fixed December 4, 1998, as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting, and accordingly, only holders of the Company Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Meeting. The number of shares of the Company Common Stock outstanding on the Record Date was 440,100, each of such shares being entitled to one vote.

         As to the approval of the Merger Agreement by checking the appropriate box, a stockholder may: (i) vote "FOR" approval of the Merger Agreement (ii) vote "AGAINST" the Merger Agreement, or (iii) "ABSTAIN." The Merger Agreement must be approved by a vote of a majority of the shares of the Common Stock entitled to vote, without regard to (a) Broker Non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         The directors and executive officers of the Company (including certain of their related interests) beneficially owned, as of the Record Date, and are entitled to vote at the Meeting 396,600 shares of the Company Common Stock, which represents 90.1% of the outstanding shares of Company Common Stock entitled to be voted at the Meeting. Accordingly, assuming that the directors and executive officers of the Company vote their shares of the Company Common Stock in favor of approval of the Merger Agreement, approval of the Merger Agreement will not require the affirmative vote of any additional outstanding shares of the Company Common Stock entitled to be voted at the Meeting in order for the Merger Agreement to be approved at the Meeting.

         A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

                             PROPOSAL I - THE MERGER

A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGERS. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.

General

         Under the terms of the Merger Agreement, the Company and Newco would merge and the Savings Bank would subsequently merge with and into Great Falls Bank. Upon consummation of the Corporate Merger, each outstanding share of the Company Common Stock would be converted automatically and without any action on the part of the holder thereof, into the right to receive a cash payment of $52.26 from Greater Community subject to adjustment.

Background of the Merger

         In January and February of 1998 the Board of Directors of the Company (the "Board") determined to address the strategic options available to the Company. Options explored included the acquisition of another institution and an initial public offering of the Company's Common Stock. At that time the Board was not considering a sale of the Company. In early March, the Company received an unsolicited verbal offer from a third party to acquire the Company for $20 million, or $45.44 per share, in cash. This offer was subsequently presented in writing. The Board, with the assistance of Ryan Beck, reviewed this offer. The Company elected to reject this offer because of concerns that the bidder would have difficulty receiving regulatory approval for the transaction. However, the value offered indicated to the Board that there might be an opportunity to maximize shareholder value through the sale of the institution. A result of their analysis the Board decided that it was in the best interests of the shareholders to consider the sale of the Company. On March 11, 1998 the Company engaged Ryan Beck as its financial advisor to conduct a due diligence review of the Company, identify potential acquirors, assist in the preparation of a confidential offering memorandum and assist in any discussions and negotiations with potential acquirors.

         Beginning in May 1998 Ryan Beck contacted 43 financial institutions to determine their level of interest in the Company. A confidential offering memorandum containing March 31, 1998 data was sent to 29 of these companies after execution of a confidentiality agreement and they were instructed to provide their preliminary indications of interest to Ryan Beck in early June 1998. Nine companies, including the party which had previously contacted the Company, provided preliminary indications of interest which were presented to the Board of Directors of the Company. Four companies contemplated a stock for stock exchange, three companies contemplated an exchange of a combination of cash and securities, one company contemplated an all cash transaction and one company presented the option of either a stock for stock exchange or a combination of cash and stock. Ryan Beck reviewed with the

Board the financial aspects of the proposals, specifically reviewing the key financial components of comparable transactions. The indications of interest by four of the companies were not considered to be competitive based upon the indicated price, and the Company elected not to continue discussions with these parties.

         The remaining five prospective acquirors conducted a due diligence review of the Company during June and July of 1998. Three of these companies submitted revised proposals, which were reviewed by the Board on July 24, 1998. The revised indication by Greater Community contemplated a combination of cash and stock at a price in excess of the all cash proposal ultimately accepted by the Company. Subsequent to the Board's review of these proposals, the Board began negotiations on a stock for stock exchange with another party. Although the value of this proposed offer was below the combination proposal from Greater Community, the Board believed this offer was in the best interests of the Company's shareholders due to liquidity and ownership concentration issues, as well as the future appreciation potential of this party's stock. Following discussions with the President of Greater Community, the Board received a revised indication for an all cash transaction at a price level lower than the combination proposal. The value of Greater Community's revised offer was in excess of the values of the other two revised indications received by the Company. In addition, this offer did not entail the same market and liquidity risk perceived in Greater Community's earlier offer. The Board considered that the cash received would be immediately taxable to shareholders and weighed that against the fact that, given the turmoil in the markets, the after tax value to be received was significantly more secure than accepting an all stock offer at a fixed exchange ratio from another bidder. During the first week of August, in light of the revised proposal and a decline in the market value of the stock of the other potential acquiror which had a negative impact on the value of its proposed offer, the Board reviewed their options. At that time the Board authorized management and the Company's representatives to negotiate the terms of a definitive agreement with Greater Community, believing the all cash offer provided a more secure value to the Company's shareholders.

         Management reviewed and revised several drafts of the definitive agreement with the assistance of the Company's legal counsel and investment banker. On September 4, 1998, the Board met again to consider the proposed definitive merger agreement that had been negotiated with Greater Community, including the proposed final all cash purchase price. At that meeting Ryan Beck orally gave the Board its opinion that the consideration to be received by the stockholders of the Company from Greater Community was fair from a financial point of view. After extensive discussion the Board determined that the proposed merger is in the best interests of the Company and its stockholders and the Board unanimously voted to approve the Merger Agreement.

The Company's Reasons for the Merger and Recommendation

         The terms of the Merger Agreement, including the Cash Consideration to be received by the Company's stockholders, were the result of arm's length negotiations between the representatives of the Company and Greater Community after a thorough auction process. The factors of the Merger that the Board of Directors of the Company considered material in deciding to approve and recommend the terms of the Merger were (i) the cash to be received by the Company's stockholders of $52.26 was equivalent to 230% of tangible book value and 22.5 times the latest twelve months earnings and compared favorably to acquisition prices paid for comparable companies, (ii) the taxable nature of a cash transaction versus the pricing risk associated with taking stock, (iii) information concerning the financial condition, results of operations, capital levels, asset quality and future prospects of the Company, (iv) industry and economic conditions, (v) the impact of the Merger on the depositors, employees, customers and communities served by the Company through expanded commercial, consumer and retail banking products and services, (v) the opinion of the Company's financial advisor as to the fairness of the consideration to be received by the holders of the Company's Common Stock from a financial point of view, (vii) the general structure of the transaction and the compatibility of management and business philosophy, (viii) the likelihood of receiving the requisite regulatory approvals in a timely manner, and (ix) the ability of the combined enterprise to compete in relevant banking and non-banking markets. In making its determination, the Board did not ascribe relative weights to the factors which it considered.

         The Board of Directors of the Company believes that the Merger is in the best interest of the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Opinion of Financial Advisor

         On March 11, 1998, the Company formally retained Ryan Beck to act as the Company's financial advisor with respect to the acquisition of the Company. Ryan Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan Beck has knowledge of, and experience with, the Mid-Atlantic banking market and banking organizations operating within this market, and was selected by the Company because of its knowledge of, experience with, and reputation in the financial services industry.

         In its capacity as the Company's financial advisor, Ryan Beck participated in the negotiations with respect to the pricing and other terms and conditions of the Merger, but the decision as to whether to accept the Greater Community proposal and the final pricing of the Merger was ultimately made by the Board of Directors of the Company. Ryan Beck rendered its oral opinion to the Company Board of Directors on September 4, 1998, and rendered an additional formal written opinion dated as of December 29, 1998 that, based on and subject to the assumptions, factors, and limitations as set forth in the Opinion and as described below, the Cash Consideration of $52.26 (subject to adjustment) per share of the Company is "fair" to the Company's stockholders from a financial point of view. No limitations were imposed by the Company's Board of Directors upon Ryan Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

         The full text of the Opinion of Ryan Beck dated as of December 29, 1998, which sets forth assumptions made and matters considered, is attached as Annex B to this Proxy Statement. Stockholders of the Company are urged to read this Opinion in its entirety. Ryan Beck's Opinion is directed only to the financial fairness of the Cash Consideration and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote at the Meeting. The summary of the Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such Opinion. Ryan
Beck's oral opinion as of September 4, 1998 was to the same effect as such Opinion.

         In connection with its analysis, Ryan Beck: (i) reviewed the Merger Agreement and related documents; (ii) reviewed this Proxy Statement; (iii) reviewed Greater Community's Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995, and Greater Community's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998; (iv) reviewed internal analyses prepared by Greater Community's management; (v) reviewed the Company's Annual Reports to Stockholders and Annual Reports on Form 10-KSB for the years ended December 31, 1997, 1996, and 1995, and the Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998; (vi) reviewed publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Greater Community; (vii) reviewed publicly available financial data of thrift organizations which Ryan Beck deemed generally comparable to the Company; (viii) reviewed terms of recent acquisitions of thrift organizations which Ryan Beck deemed generally comparable in whole or in part to the Company; (ix) reviewed the potential pro-forma impact of the Merger on Greater Community's financial condition, operating results and capital ratios; and (x) conducted such other studies, analyses, inquiries and examinations as Ryan Beck deemed appropriate. Ryan Beck also reviewed certain projections provided by the Company and Greater Community for the year ending December 31, 1998 and met with certain members of the Company and certain internal budgets prepared by Greater Community's senior management to discuss the Company and Greater Community's past and current business operations, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies which may arise from the Merger. Ryan Beck as part of its review of the Merger, also analyzed Greater Community's financial ability to consummate the Merger and considered the future prospects of the Company in the event it remained independent.

         In connection with its review, Ryan Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding the Company and Greater Community provided to Ryan Beck by the Company and Greater Community and their representatives. Ryan Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowances for loan losses set forth in the balance sheets of the Company and Greater Community at June 30, 1998, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Ryan Beck has reviewed certain historical financial data and financial projections (and the assumptions and basis therefor) provided by the Company and certain financial data and internal budgets prepared by Greater Community. Ryan Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of the respective managements. In certain instances, for the purposes of its analyses, Ryan Beck made adjustments to such financial and operating forecasts which in Ryan Beck's judgment were appropriate under the circumstances. Ryan Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of the Company or Greater Community nor did Ryan Beck review any loan files of the Company, Greater Community or their respective subsidiaries. Ryan Beck also assumed that the Merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to the Company and Greater Community.

         The preparation of a fairness opinion on a transaction such as the Merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the Opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan Beck performed a variety of financial analyses. Ryan Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan Beck's Opinion. No one of the analyses was assigned a greater significance than any other.

         The projections and/or budgets furnished to Ryan Beck were prepared by the respective managements of the Company and Greater Community, without input or guidance by Ryan Beck. The Company and Greater Community do not publicly disclose internal management projections of the type provided to Ryan Beck in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

         In its analyses, Ryan Beck made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Company or Greater Community. Any estimates contained in Ryan Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold. The following is a brief summary of the analyses and procedures performed by Ryan Beck in the course of arriving at its Opinion.

         Analysis of Selected Companies: Ryan Beck compared the Company's financial data as of June 30, 1998 to a peer group of thirty-three selected thrifts located in the Mid Atlantic region with assets between $100 million and $300 million. Ryan Beck deemed this group to be generally comparable to the Company. The following table lists the reported results of the Company at or for the twelve months ended June 30, 1998, and the peer group at or for the twelve months ended March 31, 1998.

                                           First of Little Falls   Peer Median
                                           ---------------------   -----------

Equity as % Assets                                 5.52%              9.98%
Return on Average Assets                           0.48%              0.78%
Return on Average Equity                           8.77%              7.22%
Net Interest Margin                                2.73%              3.53%
Loans as % Deposits                               64.47%             84.78%
Non-performing Loans as % Total Loans              2.60%              1.18%
Reserves as % Non-performing Assets               14.45%             49.32%
Non-interest Income % Average Assets               0.10%              0.35%
Non-interest Expense as % Average Assets           1.88%              2.28%
Efficiency Ratio                                  69.41%             66.76%


         Ryan Beck noted that the Company's performance as measured by return on average assets was weaker than that of the peer group, due to the lower level of loans, a lower net interest margin and a lower level of non-interest income at the Company as compared to the peer group. Ryan Beck also noted that the Company's non-interest expenses as a percent of average assets was lower than that of the peer group. However, the Company's efficiency ratio was slightly higher than the peer group. In addition, the Company had higher non-performing loans relative to its portfolio and a lower level of loan loss reserves relative to non-performing assets than the peer.

         Ryan Beck also compared Greater Community's reported financial data as of June 30, 1998 with that of a group of twenty-nine selected commercial banking organizations with assets between $300 million and $500 million and which are located in the Mid Atlantic region of the United States for which public trading and pricing information was available. Ryan Beck deemed this group to be generally comparable to Greater Community. Greater Community data was presented as reported at June 30, 1998. Ryan Beck noted that Greater Community reported total assets of $357 million at June 30, 1998. At or for the twelve months ended June 30, 1998, Greater Community and the Peer Group reported to following results:

                                            Greater Community    Peer Median
                                            -----------------    -----------

Equity as % Assets                                  8.37%            9.61%
Return on Average Assets                            0.90%            1.17%
Return on Average Equity                           10.99%           12.56%
Dividend Yield                                      2.18%            4.45%
Net Interest Margin                                 4.22%(1)         4.45%
Non-performing Assets as % Total Assets             0.59%            0.83%
Reserves as % Non-performing Loans                167.13%          159.60%


(1)      Based on the 12 months ended March 31, 1998.

         Ryan, Beck noted that Greater Community's earnings were marginally below the peer level, primarily due to a lower net interest margin, and that Greater Community compared favorably to the peer group in terms of asset quality and loan loss reserve coverage.

         Analysis of Selected Transactions: Ryan Beck compared the Company's financial data as of June 30, 1998 with that of a group of ten selected thrift organizations being acquired in transactions announced since October 1, 1997 and for which pricing data pertaining to the transactions was publicly available. The criteria for this group was thrifts throughout the United States with assets between $100 million and $400 million, an equity to assets ratio less than 9.00% and a positive return on average assets. Ryan Beck deemed this group to be generally comparable to the Company. The median ratios of the ten selected companies, as calculated, represented a 5.96% tangible equity to tangible assets ratio, a non-performing assets to assets ratio of 1.42%, an annualized year-to-date return on average assets of 0.55% and an annualized year-to-date return on average equity of 8.85%.

         Ryan  Beck  also   calculated   certain   ratios   based  on  the  Cash
Consideration and the median ratios for the ten selected thrift acquisitions ("Comparable Transactions").

                                                               Comparable Transactions
                                                               -----------------------
                                      First of Little Falls     Median      Average
                                      ---------------------     ------      -------
Price % Diluted Book Value                   229.68%            180.75%     219.60%
Price % Diluted Tangible Book Value          230.75%            180.75%     224.44%
Price x Latest 12 Months Earnings             26.84x             22.46x      26.43x
Core Deposit Premium %
  Tangible Book Value                          8.53%              7.16%      12.15%



         The imputed value of the Company based on the median ratios of the above mentioned acquisition peer group was $41.13 based on price to stated book value, $40.94 based on price to tangible book value, $43.74 based on latest twelve months diluted earnings, $47.49 based on the core deposit premium over tangible book value. The Cash Consideration is $52.26 per share of the Company.

         No company or transaction used in the "Analysis of Selected Publicly Traded Companies" and "Analysis of Selected Transactions" sections above is identical to the Company, Greater Community or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

         Discounted Dividend Analysis: Using a discounted dividend analysis, Ryan Beck estimated the present value of the future dividend streams that the Company could produce in perpetuity. Projection ranges for the Company's five-year balance sheet and income statement were provided by the Company's management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of the Company. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results which may be significantly more or less favorable than suggested by such projections. In producing a range of per share values, Ryan Beck utilized the following assumptions: discount rates range from 11.0% to 13.0%, terminal price/earnings multiples range from 14.0x to 16.0x (which when applied to terminal year estimated earnings produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in the Company's non-interest expense equal to 35% in 1999 and 40% in 2000, with an assumed 5% growth in synergies in years thereafter. The discounted dividend analysis produced a range of net present values per share of the Company's Common Stock from $41.34 to $51.46, as indicated in the following table:

                                          Discount Rate
                                     -------------------------
                                      11.00%   12.00%   13.00%
              Terminal Year  14.00   $45.80   $43.50   $41.34
              Multiple of    15.00   $48.63   $46.19   $43.90
              Earnings       16.00   $51.46   $48.88   $46.45

These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of the Company's Common Stock. Ryan Beck noted that the discounted dividend analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such alternatives. Any variation from these assumptions would most likely produce different results. In connection with its written Opinion dated as of December 29, 1998, Ryan Beck confirmed the appropriateness of its reliance on the analyses used to render its September 4, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions and conclusions contained in the Opinion.

         Ryan Beck's written Opinion dated December 29, 1998 was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date of such Opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in such Opinion. Ryan Beck has not undertaken to reaffirm or revise its Opinion or otherwise comment upon any events occurring after the date thereof.

         The summary set forth above does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan Beck in the course of arriving at its Opinion. With regard to Ryan Beck's services in connection with the financial advisory agreement and the Merger Agreement, the Company has agreed to pay Ryan Beck an advisory fee equal to 1.50% of the aggregate dollar value of the consideration received by the Company's stockholders in the Merger.

Based upon the estimated aggregate purchase price to be paid in connection with the Merger, Ryan Beck's aggregate fees will be approximately $345,000. Ryan Beck was paid approximately $115,000 of such advisory fee upon the signing of the Merger Agreement and the remainder will be paid upon the closing of this transaction. In addition, the Company has agreed to reimburse Ryan Beck for its reasonable out-of-pocket expenses, which shall not exceed $10,000 without the prior consent of the Company. The Company has also agreed to indemnify Ryan Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan Beck's fees were determined by negotiation between the Company and Ryan Beck.

         Ryan Beck has had an investment banking relationship with the Company for a number of years. Additionally, Ryan Beck has also acted as financial advisor to the Company with respect to various other matters from time to time. During the past two years, Ryan Beck has received approximately $20,500 from the Company for services rendered. Ryan Beck has had no prior advisory or similar relationship with Greater Community. Ryan Beck's research department does not follow Greater Community. Ryan Beck is a market maker in Greater Community's common stock and, in such capacity, may from time to time own Greater Community securities.

Federal Income Tax Consequences

         The following is a discussion of the material federal income tax consequences of the Corporate Merger. The discussion of the material federal income tax consequences may not apply to special situations, such as the Company's stockholders, if any, who received their Company Common Stock upon the exercise of employee stock options or otherwise as compensation, and the Company's stockholders that are insurance companies, securities dealers, financial institutions or foreign persons.

         The receipt of cash by a stockholder of the Company in exchange for shares of the Company Common Stock pursuant to the Merger Agreement will constitute a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder will recognize gain or loss upon the surrender of the stockholder's Company Common Stock equal to the difference, if any, between (i) the sum of the cash payment per share received in exchange for the shares of the Company Common Stock, and (ii) the stockholder's tax basis in such Company Common Stock. Any gain or loss will generally be treated as capital gain or loss if the Company Common Stock exchanged was held as a capital asset in the hands of the stockholder.

         The cash payments due to the holders of the Company Common Stock upon the exchange thereof pursuant to the Merger Agreement (other than certain exempt entities and persons) will be subject to a 31% backup withholding tax by the exchange agent under federal income tax law unless certain requirements are met. Generally, the exchange agent will be required to deduct and withhold the tax if
(i) the stockholder fails to furnish a taxpayer identification number ("TIN") to the exchange agent or fails to certify under penalty of perjury that such TIN is correct, (ii) the Internal Revenue Service ("IRS") notifies the exchange agent that the TIN furnished by the stockholder is incorrect, (iii) the IRS notifies the exchange agent that the stockholder has failed to report interest, dividends or original issue discount in the past, or (iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the 31% backup withholding tax.

         No ruling has been or will be requested from the IRS as to any of the tax effects of any of the transactions discussed in this Proxy Statement to stockholders of the Company, and no opinion of counsel has been or will be rendered to the Company with respect to any of the tax effects of the Corporate Merger to the Company's stockholders. There is no assurance that applicable tax laws will not change, on a current or retroactive basis, prior to the Effective Date.

         Because the tax consequences of the Corporate Merger may vary depending upon the particular circumstances of each stockholder and other factors, each stockholder of the Company is urged to consult such holder's own tax advisor to determine the particular tax consequences to such holder of the Corporate Merger (including the application and effect of state and local income and other tax laws).

                              THE MERGER AGREEMENT

         THE FOLLOWING IS A BRIEF SUMMARY OF THE PROVISIONS OF THE MERGER AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

The Mergers

         Under the terms of the Merger Agreement, Newco would merge with the Company and the Savings Bank would merge with Great Falls Bank. Upon consummation of the Corporate Merger, each outstanding share of the Company Common Stock would be converted, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, into the right to receive a cash payment of $52.26, subject to adjustment, from Great Community.

Effective Date

         Unless the Merger Agreement is terminated, a closing is to be held as soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to consummate the Mergers and in no event later than the last to occur of January 1, 1999 or the 45th day following receipt of all required regulatory approvals. At the closing, the proper officers of the Company and Newco will execute a Certificate of Merger, which is to be filed with the State of New Jersey not later than the first business day following the closing. The Corporate Merger will become effective at 11:59 p.m. on the date that the Certificate of Merger is filed. It is currently anticipated that the closing will take place, and the Mergers will become effective, during the first calendar quarter of 1999.

Possible Adjustment to Cash Consideration

         The Cash Consideration ($52.26) to be paid for each share of Company Common Stock is subject to the following adjustments: (a) If the stockholders' equity of the Company as of the end of the month preceding the closing (the "Closing") of the Mergers (the "Adjusted Net Worth") is less than $10,050,785, the aggregate Cash Consideration to be paid to all the Company's stockholders ("Total Cash Consideration") will be reduced by the amount of the shortfall and the Cash Consideration will be reduced by the reduction in the Total Cash Consideration divided by 440,100 (the number of outstanding shares of Company Common Stock); and (b) if total merger expenses ("Transaction Expenses") incurred by the Company and its subsidiaries exceed $557,500, then the Total Cash Consideration will be reduced by the amount by which such expenses exceed $557,500 and the Cash Consideration shall be reduced by the reduction in the Total Cash Consideration divided by 440,100 (the number of outstanding shares of Company Common Stock).

         "Transaction Expenses" includes, but is not limited to, the following, regardless of whether such expenses have been paid or accrued as of the date of
Closing: Investment banking expenses, legal expenses, accounting expenses, costs of preparing and printing the proxy, proxy solicitation costs, costs of the meeting of stockholders of the Company related to the stockholder approval of the Merger Agreement, and costs of regulatory filings; but specifically does not include amounts payable to Dr. Kostakopoulos under his employment agreement, amounts which may become payable to Mr. McCourt under his change In control severance agreement, obligations of Greater Community to pay retention bonuses under the Merger Agreement and certain other costs incurred to allow the Bank Merger to occur.

Exchange of the Company Common Stock Certificates

         Greater Community will designate a bank or other institution to act as an exchange agent. Greater Community will, not less than twenty-four hours prior to the Closing, deposit with the exchange agent an amount equal to 100% of the Cash Consideration. The Company may submit to its shareholders instructions for submitting their stock certificates to the Company prior to Closing. All stock certificates submitted to the Company prior to Closing will be delivered by the Company to Greater Community at the Closing. At Closing, the Company and Greater Community will jointly execute a letter of direction to the exchange agent with respect to the Company stockholders who have submitted their stock certificates prior to Closing and the amount to be paid to each. The exchange agent shall, in accordance with the aforementioned letter of direction, pay to the Company shareholders specified in such letter of direction an amount equal to 100% of the Cash Consideration for their shares within twenty-four (24) hours following the Effective Date by check or electronic funds transfer.

         Within one (1) business day following the Closing, Greater Community will send instructions for submitting their stock certificates to the exchange agent to any the Company shareholders who did not submit their stock certificates. The exchange agent will pay, by check or electronic funds transfer, to the Company shareholders who submit their stock certificates pursuant to these instructions subsequent to Closing an amount equal to 100% of the Cash Consideration for their shares within one (1) business day following receipt of the stock certificate.

         Notwithstanding the tender or non-tender of the stock certificates, effective as of the Effective Date all shares of the Company shall be and become void and will cease to evidence any ownership interest in the Company and will instead be converted into the right to receive a cash payment equal to the Cash Consideration.

         THE COMPANY'S STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

         The Cash Consideration into which such holder's shares are converted on the Effective Date will be delivered by or on behalf of Greater Community, to such holder only upon delivery to First City Transfer Company (the "Exchange Agent") of the certificates formerly representing all of such shares owned by such holder (or a lost stock certificate and indemnity bond satisfactory to Greater Community and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on such Cash Consideration which such holder shall be entitled to receive upon such delivery.

         After the Closing, the stock transfer books of the Company will be closed and there will be no further transfers on the transfer books of the Company of the shares of the Company Common Stock that were outstanding immediately prior to the Effective Date.

Interests of Certain Persons

         Certain members of the Company's management and its Board may be deemed to have interests in the Mergers in addition to their interests, if any, as stockholders of the Company. These interests are described in more detail below.

         Employment Agreement. President Kostakopoulos has an employment agreement with the Savings Bank that provides for certain payments and benefits in the event his employment with the Savings Bank is terminated following a change of control as defined in the employment agreement. The execution of the terms of the Merger Agreement would constitute a change of control for purposes of this agreement and the employment of President Kostakopoulos will be terminated upon the consummation of the Mergers. The amount of payments to President Kostakopoulos upon termination of his employment as of the Effective Date will be $712,136.

         Key Man Life Insurance. In the event that Dr. Kostakopoulos dies prior to the Effective Date, the Company, the Savings Bank, Greater Community, or
Great Falls Bank, as the case may be, will pay to the estate of Dr. Kostakopoulos, out of the aggregate proceeds received from the key man life insurance currently held by the Company and the Savings Bank on the life of Dr. Kostakopoulos, the sum that would have otherwise been payable under his Employment Agreement upon the Effective Date but for his prior death, without regard to the stated limitation of $712,136, and no sums will be further payable to Dr. Kostakopoulos or his estate.

         Further, in the event that Dr. Kostakopoulos dies prior to the Effective Date, the Company will pay a special cash dividend on the Company Common Stock in the aggregate amount equal to the amount, if any, by which the aggregate proceeds received from the key man life insurance exceeds the sum of
(a) the payments made to the estate of Dr. Kostakopoulos as described herein and
(b) the aggregate amount of all premiums paid by the Company and the Savings Bank in respect of such key man life insurance; provided, however, that the aggregate special cash dividend payable on the Company Common Stock will be reduced by the amount the Adjusted Net Worth is less than $10,050,785.

         Insurance Coverage. The Company currently has an insurance policy for its directors and officers that covers these individuals in the event they are subject to a lawsuit in connection with their duties as officers and directors. Pursuant to the Merger Agreement, Greater Community will cause the officers and directors of the Company and the Savings Bank immediately prior to the Effective Date to be covered for a period of six years from the Effective Date by the directors' and officers' liability insurance policy maintained by the Company and the Savings Bank (provided that Greater Community may substitute an insurance policy of at least the same coverage and amounts containing terms and conditions which are not less advantageous than the current insurance policy). This insurance is intended to provide coverage following the Mergers for actions of officers and directors taken prior to the Mergers. This insurance coverage reduces the potential exposure of officers and directors for actions taken by them prior to the Mergers.

         Change in Control Agreement. The Savings Bank has previously entered into a Change in Control Severance Agreement with Brian J. McCourt, the Vice President, Treasurer and Controller of the Company and the Savings Bank. Under the terms of Mr. McCourt's Change in Control Severance Agreement, Mr. McCourt will receive a payment of $135,000, and the costs of maintaining his medical and dental insurance for one year, in the event that his employment is involuntarily terminated without just cause within 24 months after a change in control of the Company or the Savings Bank. Under certain circumstances, Mr. McCourt will also be entitled to the $135,000 payment and benefits if he should voluntarily terminate his employment within 24 months after a change in control of the Company or the Savings Bank. Following the Effective Date, Greater Community shall cause Great Falls Bank to honor in accordance with its terms the Change in Control Severance Agreement between Mr. McCourt and the Savings Bank.

Post-Merger Benefits to Employees and Officers

         In accordance with the Merger Agreement, Greater Community will cause Great Falls Bank to allow the employees of the Bank who are offered and who accept employment by Great Falls Bank (the "Bank Employees") to participate in any of Great Falls Bank's employee benefit plans in which similarly situated employees of Great Falls Bank participate, to the same extent as comparable employees of Great Falls Bank. As of the Effective Date, Great Falls Bank will permit the Bank Employees to participate in Great Falls Bank's group hospitalization, medical, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of Greater Community and its subsidiaries; provided, however, that all Bank Employees and their dependents will be eligible to participate in the medical insurance plan(s) covering employees of Great Falls Bank as of the Effective Date without regard to pre-existing conditions or exclusions and with no uninsured waiting periods. As of the next entry date following the Effective Date, Great Falls Bank will permit the Bank Employees to participate in Great Falls Bank's defined contribution plan; provided, that the Bank Employees must wait one year to be entitled to participate in the profit sharing portion of this plan. The Bank Employees will be given credit for their years of service with the Savings Bank or the Company for eligibility and vesting purposes under Great Falls Bank's defined contribution retirement plan. The Bank Employees will generally retain all accrued vacation and sick leave benefits. All participants of the Savings Bank's defined contribution plan will become 100% vested in their participant accounts. With respect to its vacation, sick leave and severance policies, Great Falls Bank will recognize, for purposes of eligibility to participate, vesting and benefits accrual purposes, all prior years of service that any Bank Employee had with the Savings Bank or the Company, except that any Bank Employees who are involuntarily terminated within six months following the Effective Date will not be entitled to receive severance benefits under Greater Community's severance policies.

         Greater Community will pay Sarina Matos, John Christensen, Fran Sgambellone, and Pamela Skurata a retention bonus if such Bank Employees shall either (a) remain in the employ of Greater Community or a subsidiary of Greater Community for a period of three (3) months following the Effective Date or (b) be terminated from such employment within three (3) months following the Effective Date by Greater Community or a subsidiary of Greater Community without cause. The aggregate pretax cost of the retention bonuses will not exceed $90,748.

         Greater Community and Great Falls Bank will pay the cost of out-placement services for any Bank Employees that are terminated without cause within the six month period following the Effective Date. Bank Employees who are entitled to receive a retention bonus shall not be entitled to any severance benefits until they have been employed by Greater Community for six months; provided, that such Bank Employees shall be entitled to one month's advance notice of termination during such six month period or to one month's pay in lieu of such notice.

         Any employee of Company or the Savings Bank as of the Effective Date, other than Dr. Kostakopoulos, Mr. McCourt or any employee who is entitled to receive a retention bonus, who is involuntarily terminated for any reason, or whose job or terms of employment is substantially changed (and who thereafter terminates his or her employment), other than terminations or changes made for just cause, within six months after the Effective Date will receive the severance benefits set forth in the following sentence. Such severance benefits will be paid in a lump-sum payment equal to one (1) week's salary for every year or partial year of employment service with the Company or the Bank, with a minimum severance benefit equal to two (2) weeks of salary and the maximum severance benefit payable shall be twenty-six (26) weeks of salary.

No Appraisal Rights

         Pursuant to Article 14A:11-1 of the New Jersey Business Corporations Act, the stockholders of a corporation in a merger generally are not entitled to appraisal rights if pursuant to a plan of merger such stockholders will receive
(i) cash, (ii) shares of stock which are either listed on a national securities exchange or held of record by more than 1,000 stockholders, or (iii) cash and such securities. The stockholders of the Company are not entitled to appraisal rights in connection with the Mergers because cash will be paid to stockholders pursuant to the Merger Agreement.

Business Pending Consummation

         The Company and the Savings Bank have agreed in the Merger Agreement to carry on their business in substantially the same manner their business was conducted prior to the date of this Merger Agreement, and have agreed not to take certain actions relating to the operation of the Company pending consummation of the Mergers, without the prior written consent of Greater Community, except as otherwise permitted by the Merger Agreement. These actions include, without limitation:

         (i) amending their Charter or By-Laws;

         (ii) issuing, selling or delivering, or agreeing to issue, sell or deliver, any shares of any class of capital stock of the Company or the Savings Bank or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities;

         (iii) borrowing, or agreeing to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except in the ordinary course of business;

         (iv) canceling or agreeing to cancel any debts or claims, except in the ordinary course of business;

         (v) distributing, leasing, selling or transferring, agreeing to lease, sell or transfer, or grant or agreeing to grant any preferential rights to lease or acquire, any of its assets, property or rights, except in the ordinary course of business;

         (vi) making or permitting any amendment to or termination of any material contract or agreement, license or other right to which it is a party, except in the ordinary course of business;

         (vii) mortgaging or pledging any of its assets, tangible or intangible, except in the ordinary course of business;

         (viii) granting any bonus or increase in compensation, other than increases given in conformity with past practice; provided, that in no event shall (I) any increase be given to Haralambos S. Kostakopoulos or any other employee who has received an increase after October 15, 1997 or (II) any other employee be given an increase in excess of 4% of his or her base pay;

         (ix) entering into or making any change in any employee benefit program, except as required by law;

         (x) acquiring voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or directly or indirectly solicit or authorize the solicitation of or enter into any agreement providing for any of the foregoing;

         (xi) soliciting or authorizing the solicitation of or entering into any agreement or understanding or, subject to the fiduciary duties of the directors of the Company, engage in any discussions with, or furnish any non-public information concerning the Company to, any third party with respect to any offer or possible offer from a third party (I) to purchase shares of any class of capital stock of the Company or any subsidiary or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (II) to make a tender or exchange offer for any shares of any class of capital stock of the Company or any subsidiary, (III) to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company or any subsidiary, or (IV) to merge, consolidate or otherwise combine with the Company or any subsidiary;

         (xii) making any capital expenditure in excess of $10,000;

         (xiii) making, extending or rolling over any loan or loan commitment which, together with all other outstanding loans and loan commitments to the same borrower and affiliates of such borrower, exceeds (x) $300,000, in the case of loans secured by first mortgages on one to four family residential dwellings or (y) $150,000 (exclusive of guarantees by agencies of the United States or the State of New Jersey) for loans which are not secured by first mortgages on one to four family residential dwellings;

         (xiv) purchasing any securities (whether for sale or to be held to maturity) having a maturity in excess of five years from the date hereof; or purchasing more than $2,000,000 of any issue of securities issued by the United States Treasury or any other agency of the United States Government ("Government Securities"); or purchase any securities which are not Government Securities if the cost of such securities, together with the cost of all other securities then owned by the Company or any subsidiary, and issued by the same issuer or any affiliate thereof, exceeds $2,000,000;

         (xv) offering to pay interest on accounts at the Savings Bank at rates which exceed the historical relationship of the Savings Bank's rates for such accounts to the prevailing rates for such accounts in the Savings Bank's primary market area;

         (xvi) entering into or agreeing to enter into any other agreement or transaction not in the ordinary course of business; or

         (xvii) taking action which would or is likely to (I) adversely affect the ability of either Greater Community or the Company to obtain any necessary approvals of governmental authorities required for the Mergers; (II) adversely affect First Saving's ability to perform its covenants and agreements under the Merger Agreement; (III) result in any of the conditions to the Mergers not being satisfied; or (IV) agree in writing or otherwise to do any of the foregoing.

Accounting Treatment

         Greater Community is expected to use the purchase method of accounting with respect to its acquisition of the Company in the Merger.

Regulatory Approvals

         The Mergers are subject to the prior approval of the OTS, FDIC, New Jersey Commissioner and the Federal Reserve Board.

         The Bank Merger is, and therefore the Mergers are, subject to the prior approval by the OTS and the New Jersey Commissioner. The Bank Holding Company Act of 1956, as amended (the "BHC Act"), governs the Federal Reserve Board's approval process. The BHC Act provides that the Federal Reserve Board may not approve any transaction (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) the effect of which in any section of the country may be to substantially lessen competition, or tend to create a monopoly, or which in any other manner might restrain trade, unless the Federal Reserve Board finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

         In conducting its review of any application for approval under the BHC Act, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the institutions involved, and the convenience and needs of the communities that the institutions will serve. The Federal Reserve Board may deny an application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The BHC Act also provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after approval to allow for review by the Department of Justice under the federal antitrust laws. If, however, the Department of Justice does not commence a legal action during this 30-day period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

         Consummation of the Mergers are also subject to approval by the New Jersey Commissioner under the New Jersey banking statutes. The New Jersey Commissioner must consider whether (i) the Merger would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any section of New Jersey, (ii) the Merger would have the effect in any section of New Jersey of substantially lessening competition, or would tend to create a monopoly or in any other manner would be in restraint of trade, unless the anti- competitive effects of the proposed merger are clearly outweighed in the public interest by the probable effect of the Merger in meeting the convenience and needs of the communities to be served or (iii) the merger would be contrary to the best interests of the shareholders or customers of the Company and the Savings Bank.

         The BHC Act and New Jersey law provide for the publication of notice of, and the opportunity of administrative hearings relating to, the respective applications for approval noted and described above. Interested parties may intervene in the approval proceedings. If an interested party intervenes, such intervention could substantially delay the regulatory approvals required for consummation of the Merger.

         Applications seeking approval of the Mergers are expected to be filed with the OTS and the New Jersey Commissioner in December 1998. The required regulatory approvals had not been received as of the date of mailing of this Proxy Statement but the Company and the Savings Bank have no reason to believe that such approvals will not be received.

         The Mergers cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and, if the Mergers are approved, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "-- Conditions to Consummation; Termination." There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the Mergers or, if such a challenge is made, as to the result thereof.

Conditions To Consummation; Termination

         Consummation of the Mergers is subject, among other things, to: (i) approval of the transactions contemplated by the Merger Agreement by the requisite vote of the stockholders of the Company; (ii) receipt of the regulatory approvals referred to under "-- Regulatory Approvals"; (iii) there being in effect no order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits the Mergers, or which would limit or otherwise affect in a material respect the operation of the Savings Bank and Great Falls Bank as a single entity, or the operation of the Company and Newco as a single entity, following the Mergers; and (iv) there being no suit, action or proceeding pending or, in the case of governmental bodies, threatened, which challenge the validity or legality, or seeks to restrain the consummation, of the Mergers or which seeks to limit or otherwise affect in a material respect the operation of the Savings Bank and Great Falls Bank as a single entity, or the operation of the Company and Newco as a single entity, following the Mergers.

         Consummation of the Mergers is also subject to the satisfaction or waiver of various other conditions specified in the Merger Agreement, including, among others, the delivery by the Company and Greater Community, each to the other, of (a) opinions of their respective counsel reasonably satisfactory to the addressees of such opinions, and (b) certificates executed by certain of their respective executive officers as to due performance and compliance in all material respects with the agreements and covenants in the Merger Agreement and the truth and correctness of the representations and warranties. The Company's adjusted net worth must not be below $9,045,707 as of the end of the month preceding the month in which the Closing occurs. The Merger Agreement provides that prior to the Effective Date, either before or after receipt of the required stockholder approval, the Merger Agreement may be terminated: (i) by mutual consent of Greater Community and the Company; or (ii) by either Greater Community or the Company in the event of a breach by the other party of any representation, warranty, or covenant contained in the Merger Agreement, which breach cannot or is not cured within 30 days after written notice thereof is given to the party committing such breach.

         Section 9.1 of the Merger Agreement provides that the Company may terminate the Merger Agreement if (i) the Company receives an unsolicited offer to purchase or otherwise acquire the Company and, pursuant to the Board's fiduciary duties to the Company and its stockholders, the Board decides to terminate the Merger Agreement to pursue such other offer; or (ii) the approval of the stockholders of the Company is not be obtained. The Company may also terminate the Merger Agreement if (i) any Greater Community representation or warranty is not true and correct in all material respects; (ii) Greater Community or Newco breaches any covenant or agreement and such breaching party fails to cure within 30 days of written demand to cure; or (iii) any condition required by the Merger Agreement is not satisfied by July 29, 1999. The Merger Agreement allows Greater Community to terminate the Merger Agreement if (i) the approval of the stockholders of the Company is not be obtained by January 2, 1999 (the Company will have 30 days to cure such breach within 30 days following written demand); (ii) any representation or warranty of the Company is not true and correct in all material respects; (iii) the Company breaches any covenant or agreement and such breaching party fails to cure within 30 days of written demand to cure; or (iv) any condition required by the Merger Agreement is not satisfied by July 29, 1999.

Waiver; Amendment

         Prior to the Effective Date, any provision of the Merger Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) only by an agreement in writing among the parties thereto.

Expenses; Termination Fees

         In the event the Mergers are not consummated, all expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring the same.

         The Company will be entitled to receive $500,000 if the Merger Agreement is terminated because of Greater Community's breach of a representation, warranty, covenant or agreement under the Merger Agreement and fails to cure the breach within 30 days following written demand. Generally, Greater Community will be entitled to receive $500,000 if the Merger Agreement is terminated because (i) the Company receives a superior offer from another potential acquiror, (ii) the Company fails to obtain stockholder approval by January 2, 1999 (the Company will have 30 days to cure such breach within 30 days following written demand), or (iii) the Company breaches a representation, warranty, covenant or agreement under the Merger Agreement and fails to cure the breach within 30 days following written demand.

                                 LEGAL OPINIONS

         Certain legal matters associated with the Mergers will be passed upon by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., as counsel for the Company and the Savings Bank, and by Williams, Caliri, Miller & Otley as counsel for Greater Community, Newco, and Great Falls Bank.

                                   ACCOUNTANTS

         The consolidated balance sheets of the Company as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, included in the Company's 1997 Annual Report to Stockholders which is incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, have been incorporated herein in reliance on the report of Radics & Co., L.L.C. independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The Company's independent certified public accountants are not expected to attend the Meeting and therefore will not be available to make a statement or respond to stockholders' questions.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the Meeting other than as set forth in the Notice of Meeting accompanying this Proxy Statement. However, if any other matters shall come before the meeting or any adjournments thereof and be voted upon, the enclosed Proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such Proxy as to any such matters.

                              FINANCIAL INFORMATION

         The following documents are included as Exhibit 1 and Exhibit 2, respectively, to this Proxy Statement: (1) the Company's 1997 Annual Report to Stockholders, and (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.

                                    By Order of the Board of Directors


                                    /s/Sarina Matos
                                    --------------------------------------------
                                    Sarina Matos
                                    Secretary

Little Falls, New Jersey
December 29, 1998

                     ANNEX A -- AGREEMENT AND PLAN OF MERGER
                               (WITHOUT SCHEDULES)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), made this 4th day of September, 1998, by and between GREATER COMMUNITY BANCORP, a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as "GCB"), having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; GCB ACQUISITION CORP., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as "Newco"), and a wholly owned subsidiary of GCB, having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as "First Savings"), having an address for purposes of this Agreement located at 115 Main Street, Little Falls, New Jersey 07424. This Agreement contemplates a transaction in which GCB will acquire all of the outstanding capital stock of First Savings for cash by means of a reverse subsidiary merger of Newco with and into First Savings.


                              W I T N E S S E T H :

         WHEREAS, the Boards of Directors of GCB, Newco and First Savings, deeming it advisable for the mutual benefit of GCB, First Savings and Newco and their respective stockholders, that First Savings merge with Newco upon the terms and conditions hereinafter set forth (hereinafter sometimes referred to as the "Merger" and sometimes referred to as the "Holding Company Merger"), have each by duly adopted resolutions approved this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1. The Corporations Proposing to Merge. The names of the corporations proposing to merge are GCB ACQUISITION CORP.
("Newco") and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. ("First
Savings"). Newco and First Savings are both business corporations organized and existing under the New Jersey Business
Corporation Act (the "Act").

         1.2.  Merger; Effect of Merger; Surviving Corporation.

         (a) Upon performance in all material respects of all covenants and obligations of the parties contained herein and upon fulfillment in all material respects or waiver of all conditions to the obligations of the parties contained herein, at the effective date of the Merger (the "Effective Date"), Newco shall be merged with and into First Savings, which shall be the surviving corporation and which shall continue to exist as the surviving corporation under its present name pursuant to the provisions of the Act. First Savings is hereinafter sometimes referred to as the "Surviving Corporation". The separate corporate existence of Newco shall cease upon the Effective Date in accordance with the provisions of the Act.

         (b) The Certificate of Incorporation of First Savings upon the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended in the manner prescribed by the provisions of the Act.

         (c) The Bylaws of Newco upon the Effective Date shall become the Bylaws of the Surviving Corporation and said Bylaws shall continue in full force and effect until changed, altered or amended in the manner prescribed by such Bylaws and the provisions of the Act.

         (d) The directors and officers of Newco upon the Effective Date shall be the directors and officers of the Surviving Corporation and shall continue to hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

         1.3. Conversion of Newco Shares Into Shares of Surviving Corporation. Each share of Common Stock of Newco outstanding on the Effective Date shall remain outstanding immediately after the merger as an identical share of Common Stock of the Surviving Corporation.

         1.4. Conversion of First Savings Shares Into Right to Receive Cash. Each share of Common Stock of First Savings outstanding immediately prior to the Effective Date shall, upon the Effective Date by virtue of the Merger and without any action on the part of any holder thereof, be converted into a right to receive $52.26, subject to adjustment as provided in Section 1.5 and subject to the provisions of Section 1.6. The amount of $52.26, as adjusted pursuant to
Section 1.5, is hereinafter referred to as the "Conversion Amount"; the amount obtained by multiplying (a) the Conversion Amount by (b) the number of shares of First Savings Common Stock outstanding on the Effective Date (which number of shares shall be 440,100) is hereinafter referred to as the "Total Conversion Amount." In no event shall the Total Conversion Amount exceed $23,000,000.00.

         Each share of Common Stock of First Savings which, immediately prior to the Effective Date, was issued and held as treasury stock by First Savings will be canceled and retired.

         1.5. Adjustment to Conversion Amount. The Conversion Amount shall be subject to the following adjustments: (a) If the stockholders' equity of First Savings as of the end of the month preceding the closing contemplated by Article VIII hereof (the "Closing"), adjusted as provided in the following paragraph of this Section 1.5 (the "Adjusted Net Worth") shall be less than $10,050,785 (the stockholders' equity of First Savings, less Unrealized Gain on Securities Available for Sale, as of June 30, 1998), the Total Conversion Amount shall be reduced by the amount of the shortfall and the Conversion Amount shall be reduced by the reduction in the Total Conversion Amount divided by the number of shares of First Savings Common Stock outstanding on the Effective Date (which number of shares shall be 440,100); and (b) if total expenses ("Transaction Expenses") incurred by First Savings and the FS Subsidiaries in connection with the transactions contemplated by this Agreement exceed $557,500, then the Total Conversion Amount shall be reduced by the amount by which such expenses exceed $557,500 and the Conversion Amount shall be reduced by the reduction in the Total Conversion Amount divided by the number of shares of First Savings Common Stock outstanding on the Effective Date (which number of shares shall be 440,100). For purposes of this Agreement, "Transaction Expenses" shall include, but shall not be limited to, the following, regardless of whether such expenses shall have been paid or accrued as of the date of Closing: Investment banking expenses, legal expenses, accounting expenses, costs of preparing and printing the proxy, proxy solicitation costs, costs of the meeting of stockholders of First Savings contemplated in Section 1.8 hereof and costs of SEC filings; but shall not include amounts payable to Dr. Kostakopoulos pursuant to Section 5.7 or 5.12 hereof, amounts which may become payable to Brian McCourt under the Change In Control Severance Agreement between Mr. McCourt and the Bank, obligations to pay Retention Bonuses (as that term is defined in Section 5.9 hereof) and costs of converting the Bank incurred pursuant to Section 5.2 hereof.

         For purposes hereof, "Adjusted Net Worth" as of a given date shall mean the net worth of First Savings, excluding Unrealized Gain (or Loss) on Securities Available for Sale, on such date as shown on a consolidated statement of financial condition of First Savings and the FS Subsidiaries as of such date, subject to the following adjustments: (w) up to $557,500 of Transaction Expenses incurred (and recorded as expenses) prior to such date by First Savings in connection with the transactions contemplated hereby shall be added to the consolidated book net worth of First

Savings; (x) all gains, on an after tax basis, on sales of securities made subsequent to June 30, 1998 shall be subtracted from the consolidated book net worth of First Savings; (y) the effect, on an after tax basis, of all changes made by First Savings at the request of GCB pursuant to Section 5.10 hereof shall be excluded from the consolidated book net worth of First Savings; and (z) all costs of converting the Bank incurred pursuant to Section 5.2 hereof shall be added to the consolidated book net worth of First Savings. The aforementioned consolidated statement of financial condition of First Savings and the FS Subsidiaries shall (i) be prepared in accordance with the books of First Savings and the FS Subsidiaries, (ii) be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied between June 30, 1998 and such date and (iii) fairly presents the consolidated financial position of First Savings and the FS Subsidiaries at such date.

         1.6.  Payment of Conversion Amount.

         (a) GCB shall designate a bank or other institution with fiduciary powers to act as Exchange Agent hereunder. Such designation shall be subject to approval by First Savings, which approval shall not be unreasonably withheld or delayed. The fees of the Exchange Agent shall be paid by GCB.

         (b) GCB shall, not less than twenty-four hours prior to the Closing Date, deposit with the Exchange Agent an amount equal to 100% of the Total Conversion Amount. The Exchange Agent shall distribute such funds in accordance with the following subsections of this Section 1.6.

         (c) First Savings may submit to its shareholders instructions for submitting their stock certificates to First Savings prior to Closing. All stock certificates submitted to First Savings prior to Closing shall be delivered by First Savings to GCB at the Closing. All stock certificates submitted to First Savings prior to Closing shall be delivered by First Savings to GCB at Closing. At Closing, First Savings and GCB shall jointly execute a letter of direction to the Exchange Agent with respect to the First Savings shareholders who have submitted their stock certificates prior to Closing and the amount to be paid to each. The Exchange Agent shall, in accordance with the aforementioned letter of direction, pay to the First Savings shareholders specified in such letter of direction an amount equal to 100% of the Conversion Amount for their shares within twenty-four (24) hours following the Effective Date by check or electronic funds transfer.

         (d) Within one (1) business day following the Closing, GCB shall send instructions for submitting their stock certificates to the Exchange Agent to any First Savings shareholders who did not submit their stock certificates pursuant to subsection (a) above. The Exchange Agent shall pay, by check or electronic funds transfer, to the First Savings shareholders who submit their stock certificates pursuant to these instructions subsequent to Closing an amount equal to 100% of the Conversion Amount for their shares within one (1) business day following receipt of the stock certificate.

         (e) All payments to First Savings shareholders pursuant to clauses (c) and (d) of this Section 1.6 shall be sent to the shareholder's address as shown on the stock records of First Savings, or to such other address as a shareholder may specify in a written instruction submitted with the shareholder's stock certificates.

         (f) Notwithstanding the tender or non-tender of the stock certificates, effective as of the Effective Date all shares of First Savings shall be and become void and shall cease to evidence any ownership interest in First Savings, Newco or GCB and shall instead be converted into the right to receive a cash payment equal to the Conversion Amount as detailed in Section 1.4 hereof, as adjusted pursuant to Section 1.5 hereof. Notwithstanding anything herein to the contrary, this Section 1.6(f) shall be construed as an agreement as to which the shareholders of First Savings are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

         (g) Notwithstanding anything to the contrary in this Section 1.6, if any holder of First Savings stock shall be unable to surrender his or her certificate for shares of First Savings Stock because such certificate has been lost or destroyed, such holder may deliver in lieu thereof a lost stock certificate affidavit and indemnity bond in form and substance and with surety satisfactory to GCB.

         1.7. Certificate of Merger; Effective Date. At the Closing, the proper officers of First Savings and Newco, respectively, shall execute and file a Certificate of Merger as prescribed by the Act. Such Certificate of Merger shall provide that the Effective Date of the merger shall be 11:59 p.m. on the day the Certificate of Merger is filed with the State of New Jersey. If practicable, such Certificate of Merger will be filed on the date of Closing; if that is not practicable, then the Certificate of Merger shall be filed on the first business day following the date of Closing.

         1.8. Meeting of Stockholders of First Savings. Promptly following execution of this Agreement and Plan of Merger, the Board of Directors of First Savings shall direct and cause this Agreement to be submitted to the stockholders of First Savings, at a meeting of the stockholders of First Savings, for the purpose of adopting and approving the same. Such meeting shall take place not later than the 120th day following the date of this Agreement. The Board of Directors of First Savings shall, subject to the exercise of their fiduciary duties, recommend that the stockholders of First Savings vote to adopt and approve this Agreement and Plan of Merger. First Savings shall comply with all applicable laws and regulations, including the proxy rules promulgated by the Securities and Exchange Commission, applicable to the calling and conduct of such meeting.

         1.9. Voting Agreement by Shareholders. First Savings shall, upon execution of this Agreement, deliver a certificate in the form of Exhibit D hereto signed by each shareholder who also serves as a director of First Savings as of the date of such certificate, indicating the intention of each such person to vote in favor of the transaction at the stockholder meeting of First Savings at which meeting a vote on the Agreement will be taken.

         1.10. Approval by Sole Stockholder of Newco. Upon execution of this Agreement, GCB, as sole stockholder of Newco, shall adopt a resolution adopting and approving this Agreement and Plan of Merger.

         1.11. Stock Transfer Books. At the Effective Date, the stock transfer books of First Savings shall be closed and no transfer of First Savings Stock shall thereafter be made.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                OF FIRST SAVINGS

         First Savings hereby represents and warrants to GCB as follows:

         2.1. Organization; Good Standing; Power; and Qualification. First Savings is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Item 2.1(a) of the First Savings Disclosure Schedule contains a list of all of First Saving's direct and indirect subsidiaries (the "FS Subsidiaries"). Each FS Subsidiary other than First Savings Bank of Little Falls, F.S.B. (the "Bank") is duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Each FS Subsidiary (unless otherwise indicated, all references to the FS Subsidiaries include the Bank) has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. First Savings has heretofore delivered to GCB true and complete copies of the Certificates of Incorporation and By-Laws, as amended to the date hereof, of First Savings and each FS Subsidiary. Each of First Savings and the FS Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations requires such qualification or licensing. Item 2.1(b) of the First Savings Disclosure Schedule contains a list of all foreign jurisdictions in which First Savings and each FS Subsidiary is qualified or licensed to do business.

         2.2. Capitalization. The authorized capital stock of First Savings consists of 5,000,000 shares of Common Stock, of which 440,100 shares are issued and outstanding and 0 shares are held by First Savings as treasury stock.

         2.3. Options, Etc.. First Savings has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock.

         2.4. Authority; No Violation, etc. First Savings has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by First Savings of its obligations hereunder have been duly approved and authorized by all requisite corporate action of First Savings, subject to the stockholder approval contemplated by Section 1.8 hereof. This Agreement has been duly executed and delivered by First Savings and, subject as aforesaid, constitutes the legal, valid and binding agreement of First Savings, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for matters disclosed in Item 2.4 of the First Savings Disclosure Schedule, neither the execution and delivery of this Agreement by First Savings nor compliance by First Savings with any of the provisions hereof will (a) conflict with or result in a breach of any provision of First Savings's Certificate of Incorporation, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of First Savings or any FS Subsidiary pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which First Savings or any FS Subsidiary is a party, or by which it or any of its properties or assets may be bound, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to First Savings or any FS Subsidiary, or any of their properties or assets, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Responsibility Act (N.J.S.A. 13:1K-6 et. seq.), except those approvals and authorizations specified in Section 2.5 hereof.

         2.5. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) authorize the Merger contemplated by this Agreement, (b) authorize the merger of the Bank with and into Great Falls Bank (the "Bank Merger") on the Effective Date or (c) prevent the termination of any material right, privilege, license or agreement of First Savings or any FS Subsidiary, or to prevent any material loss to First Savings or any FS Subsidiary, or to the business of First Savings or any FS Subsidiary, by reason of the Holding Company Merger or the Bank Merger, except (i) approvals by the Office of Thrift Supervision, (ii) approvals of the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), (iii) in the case of the Bank Merger, compliance with N.J.S.A. 17:9A- 132 through 17:9A-148, inclusive, including approval by the Commissioner of the Department of Banking and Insurance of New Jersey and filing of the agreement and plan of the Bank Merger, certified as having been approved by the stockholders of the Bank and Great Falls Bank, (iv) approvals by the Federal Deposit Insurance Corporation for the acquisition and assumption of the deposits of the Bank by Great Falls Bank and the insurance of the Bank's deposits following the Effective Date, and (v) compliance with the proxy requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         2.6. Equity Investments. Except as set forth in Item 2.6 of the First Savings Disclosure Schedule, First Savings does not own, directly or indirectly, any voting shares of any company other than the FS Subsidiaries.

         2.7. Financial Information. First Savings has delivered to GCB (a) its audited consolidated statements of financial condition as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 and (b) its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1998. The aforementioned financial statements and report do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. Each of the financial statements contained in the aforementioned financial statements and report, with the related notes thereto, (i) is in accordance with the books of First Savings and the FS Subsidiaries, (ii) has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the consolidated financial position of First Savings and the FS Subsidiaries at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. The copies of the consolidated corporate income tax returns of First Savings and the FS Subsidiaries for the 12 month periods ended December 31, 1997 and December 31, 1996 which have been delivered to GCB are each true, correct and complete.

         2.8. Regulatory Filings. First Savings has delivered to GCB true and complete copies of all reports filed by First Savings and the Bank with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation since December 31, 1994.

         2.9. Absence of Changes. Except for matters described in Item 2.9 of the First Savings Disclosure Schedule, there has been no material adverse change since June 30, 1998 in the assets, properties, business or condition, financial or otherwise, of First Savings and the FS Subsidiaries, taken as a whole.

         2.10. Agreements, etc. Item 2.10(a) of the First Savings Disclosure Schedule contains a true and complete list of every agreement, to which First Savings or an FS Subsidiary is a party or by which First Savings or an FS Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $10,000.00 or is otherwise material to the business of First Savings or any FS Subsidiary, including but not limited to
(a) leases of real or personal property, (b) any agreements for the sale of assets other than in the ordinary course of business, (c) any agreements pursuant to which First Savings or an FS Subsidiary has borrowed money or may in the future borrow money and (d) software licenses; provided, however, that such Item need not list outstanding loans to unaffiliated persons made by the Bank or loan commitments and credit facilities pursuant to which the Bank may be obligated to lend money to unaffiliated persons. Except for matters listed in
Item 2.10(b) of the First Savings Disclosure Schedule, First Savings and the FS Subsidiaries have performed all obligations to be performed by them to date under all contracts and other agreements listed in Item 2.10(a) of the First Savings Disclosure Schedule and is not in default thereunder; and, to the best knowledge of First Savings, there exists no default, or any event which upon the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

         2.11. Absence of Undisclosed Liabilities. Neither First Savings nor any FS Subsidiary has any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on First Savings's consolidated statement of financial condition dated as at June 30, 1998, except for obligations to perform the contracts and the agreements listed on Item 2.10(a) of the First Savings Disclosure Schedule in accordance with their respective terms.

         2.12. Condition of Tangible Assets. Those assets of First Savings and the FS Subsidiaries that are tangible property necessary to their business operations are in generally good operating condition and repair.

         2.13. Litigation, etc. Except for matters listed on Item 2.13 of the First Savings Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of First Savings, threatened, against First Savings or any FS Subsidiary, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign; and (b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against First
Savings or any FS Subsidiary. No petition for bankruptcy, voluntary or involuntary, has been filed by or against First Savings or any FS Subsidiary, neither First Savings nor any FS Subsidiary has made any assignment for the benefit of its creditors and no receiver has been appointed for First Savings or any FS Subsidiary or any of their assets.

         2.14. Permits, Licenses, etc. Item 2.14 of the First Savings Disclosure Schedule contains a list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertains to the business conducted by First Savings and each FS Subsidiary. First Savings Corporation is not licensed as an insurance producer by the New Jersey Department of Banking and Insurance and is not required to have such a license in order to conduct its business.

         2.15. Compliance with Laws. Except as disclosed in Item 2.15 of the First Savings Disclosure Schedule, neither First Savings nor any FS Subsidiary is in violation, in any respect material to its business or assets, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. First Savings and each FS Subsidiary has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon its business or assets (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the best knowledge of First Savings, threatened, to revoke or limit any such Required Permit.

         2.16. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or firm acting on behalf of First Savings or under the authority of First Savings is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from GCB, Newco, First Savings or any FS Subsidiary in connection with any of the transactions contemplated hereby, except for fees payable to Ryan, Beck & Co., which fees shall be the sole responsibility of First Savings and shall be paid at or prior to the Closing. It is expressly understood that Ryan, Beck & Co. has been retained solely by and is working solely for the benefit of First Savings in connection with this matter.

         2.17. Employees. First Savings has heretofore delivered to GCB a true and complete list of the names, positions and rates of compensation of all employees of First Savings and each FS Subsidiary.

         2.18. Names. During the last 3 years First Savings and the FS Subsidiaries have used no business names other than their current corporate names.

         2.19. Year 2000 Readiness. First Savings and each of the FS Subsidiaries have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by First Savings and the FS Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in Item 2.19 of the First Savings Disclosure Schedule, First Savings does not expect the future cost of addressing such issues to be material. Neither First Savings nor any FS Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

         2.20.  Benefit Plans; Employee Relations.

         (a)  Except as set forth in Item 2.20(a) of the First

Savings Disclosure Schedule, (i) First Savings and each FS Subsidiary is in substantial compliance with all applicable Federal, state and local laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of First Savings or any FS Subsidiary, nor is any currently being negotiated by First Savings or any FS Subsidiary, nor is First Savings or any FS Subsidiary a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against First Savings or any FS Subsidiary pending before the National Labor Relations Board or any comparable state or local agency, and (iv) there is no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of First Savings, threatened against or involving First Savings or any FS Subsidiary.

         (b) Item 2.20(b) of the First Savings Disclosure Schedule contains a true and complete list of all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

         (c) Item 2.20(c) of the First Savings Disclosure Schedule contains a true and complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), all Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA), all incentive compensation plans and all other employee benefit programs maintained by First Savings or any FS Subsidiary in respect of its employees (other than normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (all of the foregoing appearing on such list being herein sometimes collectively referred to as "Employee Benefit Programs"). First Savings has heretofore delivered to GCB true and complete copies of all plan texts and other agreements adopted in connection with the Employee Benefit Programs (including separation policies). With respect to such plans, Item 2.20(c) of the First Savings Disclosure Schedule contains a true and complete list of (and First Savings has heretofore delivered to GCB true and complete copies of):

                  (i) the most recent Internal Revenue Service ("IRS") determination letter received by First Savings or any FS Subsidiary relating to each of the Employee Pension Benefit Plans listed in such Item 2.20(c) (the "First Savings Retirement Plans") and all applications for determination letters relating to First Savings Retirement Plans which are pending on the date hereof;

                  (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each of the Employee Welfare Benefit Plans listed in such Item (the "First Savings Welfare Plans") and each First Savings Retirement Plan, as filed pursuant to applicable law;

                  (iii) the Summary Plan Description (as currently in effect) distributed to employees for all of First Savings Retirement Plans and First Savings Welfare Plans; and

                  (iv) the most recent actuarial report received with respect to each First Savings Retirement Plans that is a defined benefit plan, if any.

         (d) Except as disclosed in Item 2.20(c) of the First Savings Disclosure Schedule, (i) the First Savings Retirement Plans are in substantial compliance with ERISA and will constitute qualified plans under the Internal Revenue Code of 1986 immediately prior to the Effective Date, (ii) no material violation of ERISA has occurred in connection with the administration of any First Savings Retirement Plan or any First Savings Welfare Plan, (iii) there are no actions, suits or claims pending or, to the best knowledge of First Savings, threatened against any First Savings Retirement Plan or First Savings Welfare Plan, or any administrator or fiduciary thereof, (iv) with respect to each First Savings Retirement Plan and each First Savings Welfare Plan as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no materially adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof, (v) no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) exists with respect to any First Savings Retirement Plan and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any First Savings Retirement Plan that is subject to Title IV of ERISA. All First Savings Welfare Plans are either self-funded, or are funded through a contract with an insurance company.

         2.21. Tax Matters. First Savings and each FS Subsidiary has filed all Federal, state and local income and other tax returns (including, but not limited to, returns for state and federal income taxes, sales taxes, use taxes and payroll taxes, and information reports), required to be filed by it, and each such return is complete and accurate in all material respects and was filed on a timely basis. First Savings and each FS Subsidiary has paid all taxes of any nature whatsoever with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax") that are shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith and which are listed in Item 2.21 of the First Savings Disclosure Schedule.

The accruals for current and deferred Taxes reflected on the consolidated Statement of Financial Condition of First Savings and the FS Subsidiaries as at June 30, 1998 are sufficient in all material respects. Except as set forth in
Item 2.21 of the First Savings Disclosure Schedule, there are no claims or assessments pending against First Savings or any FS Subsidiary for any alleged deficiency in Tax, and First Savings does not know of any threatened Tax claims or assessments against it or any FS Subsidiary, which, in either case, involve amounts either singly or in the aggregate in excess of $10,000.00. Neither First Savings nor any FS Subsidiary has ever been subject to a sales and use tax examination. Neither First Savings nor any FS Subsidiary has ever been subject to a payroll tax examination. First Savings and the FS Subsidiaries do not treat any workers as independent contractors. All information reports on Forms 1098 and 1099 were filed on magnetic media. A true and complete copy of the policy and procedures of First Savings and the FS Subsidiaries related to information reporting compliance has been furnished to GCB. Neither First Savings nor any FS Subsidiary has ever received any notices or penalties regarding failure to comply with 1099 reporting requirements.

         2.22. Insurance. Item 2.22 of First Savings Disclosure Schedule contains a true and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by First Savings or any FS Subsidiary (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such Item 2.22 are outstanding and duly in force and all premiums with respect to such policies are currently paid. Except as set forth in such Item 2.22, neither First Savings nor any FS Subsidiary has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance.

         2.23. Dealings with Officers and Directors. Except as set forth in Item
2.23 of the First Savings Disclosure Schedule, there is no present transaction, business relationship or indebtedness involving First Savings or any FS Subsidiary which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission) or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code 371c), as amended, nor is First Savings or any FS Subsidiary a party to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 2.20, neither First Savings nor any FS Subsidiary is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of First Savings.

         2.24. Securities Exchange Act of 1934. First Savings has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, during the 36 months preceding the date of this Agreement, and such reports do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

         2.25. Environmental, Health and Safety. Except as set forth in Item 2.25 of the First Savings Disclosure Schedule:

                  (a) Each of First Savings, the FS Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a material adverse effect on First Savings or any FS Subsidiary.

                  (b) There is no suit, claim, action or proceeding, pending or, to the best of First Saving's knowledge threatened, before any court, regulatory agency or other forum in which First Savings, any FS Subsidiary, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by First Savings or any FS Subsidiary, any Participation Facility or any Loan Property.

                  (c) During the period of (x) First Savings' or any FS Subsidiary's ownership or operation of any of their respective current or former properties, (y) First Savings' or any FS Subsidiary's participation in the management of any Participation Facility, or (z) First Savings' or any FS Subsidiary's holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a material adverse effect on First Savings or any FS Subsidiary. Prior to the period of (x) First Savings' or any FS Subsidiary's ownership or operation of any of their respective current properties, (y) First Savings' or any FS Subsidiary's participation in the management of any Participation Facility, or (z) First Savings' or any FS Subsidiary's holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such a release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a material adverse effect of First Savings or any FS Subsidiary.

                  (d) The  following  definitions  apply  for  purposes  of this
Section 2.25: (x) "Loan Property" means any property in which First Savings or any FS Subsidiary holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which First Savings or any FS Subsidiary participates in the management and, where required by the context, said term means the owner or operator of such property.

         2.26.  Restricted  Activities and Transactions.  Except as set forth in
Item 2.26 of the First Savings Disclosure Schedule, during the period commencing June 30, 1998, neither First Savings nor any FS Subsidiary has taken any action described in Section 4.2 (excluding subsection 4.2(g)) of this Agreement.

         2.27. First Savings Disclosure Schedule and Other Materials Furnished by First Savings. The First Savings Disclosure Schedule delivered simultaneously with this Agreement by First Savings to GCB and identified and initialed as such by an officer of First Savings (the "First Savings Disclosure Schedule"), together with any materials furnished to GCB by First Savings and referred to in this Article II, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

         2.28. Title to Property. Except as set forth in Item 2.28 of the First Savings Disclosure Schedule, First Savings and the FS Subsidiaries have good and marketable title to all of their real and personal property, including but not limited to the real property on which the main office and each branch office of the Bank is located, free and clear of all Encumbrances and imperfections of title, if any. As used in this Agreement, the term "Encumbrances" shall mean and include security interests, mortgages, leases, liens, pledges, options, rights of first refusal and other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

         2.29. Liquidation Account. The Bank has maintained sufficient records to make the necessary computations of the balance of the liquidation account and the subaccounts thereunder.

         2.30. Survival. The representations and warranties of First Savings contained in this Article II shall not survive the Closing.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF GCB

GCB hereby represents and warrants to First Savings as follows:

         3.1. Organization; Good Standing; Power; and Qualification. Each of GCB and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Great Falls Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. All of the outstanding capital stock of Great Falls Bank is owned by GCB.

         3.2. Authority; No Violation, etc. Each of GCB and Newco has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by each of GCB and Newco of its obligations hereunder have been duly approved and authorized by all requisite corporate action of GCB and Newco, respectively, subject in the case of Newco to the stockholder consent contemplated by Section
1.10 hereof. This Agreement has been duly executed and delivered by GCB and Newco and, subject as aforesaid, constitutes the legal, valid and binding agreement of each of GCB and Newco, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement by GCB and Newco nor compliance by GCB and Newco with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation of GCB or Newco,
(b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of GCB or Newco pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which GCB or Newco is a party, or by which it or any of its properties or assets may be bound, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to GCB or Newco, or any of their properties or assets, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Responsibility Act (N.J.S.A. 13:1K-6 et. seq.), except those approvals and authorizations specified in Section 3.3 hereof.

         3.3. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to authorize (a) the Holding Company Merger and
(b) the Bank Merger,  except (i) approvals by the Office of Thrift  Supervision,
(ii) approvals of the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), (iii) in the case of the Bank Merger, compliance with N.J.S.A. 17:9A-132 through 17:9A-148, inclusive, including approval by the Commissioner of the Department of Banking and Insurance of New Jersey and filing of the agreement and plan of the Bank Merger, certified as having been approved by the stockholders of the Bank and Great Falls Bank, (iv) approvals by the Federal Deposit Insurance Corporation for the acquisition and assumption of the deposits of the Bank by Great Falls Bank and the insurance of the Bank's deposits following the Effective Date, and
(v) compliance with the proxy requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         3.4. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or firm acting on behalf of GCB or Newco or under the authority of GCB or Newco is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from First Savings in connection with any of the transactions contemplated hereby, except for fees payable to Advest, Inc., which fees shall be the sole responsibility of GCB. It is expressly understood that Advest, Inc. has been retained solely by and is working solely for the benefit of GCB and Newco in connection with this matter.

         3.5. Financial Information. GCB has delivered to First Savings (a) its audited consolidated statements of financial condition as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 and (b) its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1998. The aforementioned financial statements and report do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. Each of the financial statements contained in the aforementioned financial statements and report, with the related notes thereto, (i) is in accordance with the books of GCB and its subsidiaries, (ii) has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the consolidated financial position of GCB and its subsidiaries at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments.

         3.6. Regulatory Filings. GCB and its bank subsidiaries have made all required filings with the Federal Reserve Board, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation since December 31, 1994.

         3.7. Absence of Changes. There has been no material adverse change since June 30, 1998 in the assets, properties, business or condition, financial or otherwise, of GCB and its subsidiaries, taken as a whole.

         3.8. Litigation, etc. Except for matters listed on Item 3.8 of the GCB Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of GCB, threatened, against GCB or any subsidiary of GCB, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign; and
(b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against GCB or any subsidiary of GCB. No petition for bankruptcy, voluntary or involuntary, has been filed by or against GCB or any subsidiary of GCB, neither GCB nor any subsidiary of GCB has made any assignment for the benefit of its creditors and no receiver has been appointed for GCB or any subsidiary of GCB or any of their assets.

         3.9. Great Falls Bank. Great Falls Bank is in good standing under the laws of the State of New Jersey and its deposits are insured by the Federal Deposit Insurance Corporation.

         3.10. Compliance with Laws. Except as disclosed in Item 3.10 of the GCB Disclosure Schedule, neither GCB nor any subsidiary of GCB is in violation, in any respect material to its business or assets, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. GCB and each subsidiary of GCB has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon its business or assets (collectively, "Required Permits"). All such

Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the best knowledge of GCB, threatened, to revoke or limit any such Required Permit.

         3.11. Securities Exchange Act of 1934. GCB has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, during the 36 months preceding the date of this Agreement, and such reports do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

         3.12. Year 2000 Readiness. GCB and each of its bank subsidiaries have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by them to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the GCB Disclosure Schedule, GCB does not expect the future cost of addressing such issues to be material. Neither GCB nor either of its bank subsidiaries has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

         3.13. Defined Benefit Plan. Neither GCB nor Great Falls Bank maintains a defined benefit retirement plan.

         3.14. Undisclosed Liabilities. To the best knowledge of GCB, neither GCB nor Great Falls Bank has any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on GCB's consolidated statement of financial condition dated as at June 30, 1998 and which can reasonably be expected to prevent or delay the Closing.

         3.15. Survival. The representations and warranties of GCB contained in this Article III shall not survive the Closing.


                                   ARTICLE IV
                                    COVENANTS

A.  Covenants of First Savings:

         4.1. Regular Course of Business. Except as otherwise consented to in writing by GCB, prior to the Effective Date, First Savings will, and will cause the FS Subsidiaries to, carry on their business diligently and in the ordinary course only, and, without limiting the generality of the foregoing, First Savings will use its best efforts to preserve its present business organization (including that of the FS Subsidiaries) intact and preserve the present relationships of First Savings and the FS Subsidiaries with persons having business dealings with them. During such period, First Savings will, and will cause the FS Subsidiaries to, maintain their books of account, records and files in the ordinary course in accordance with existing practices and all applicable regulatory requirements.

         4.2. Restricted Activities and Transactions. Except as otherwise consented to in writing by GCB, from the date of this Agreement through the Effective Date, First Savings will not, and First Savings will not permit any of the FS Subsidiaries, to:

                  (a)  amend its Charter or By-Laws;

                  (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of First Savings or any FS Subsidiary or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities;

                  (c) except in the ordinary course of business (and consistent with past practice) (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) distribute, lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract or agreement, license or other right to which it is a party or (v) mortgage or pledge any of its assets, tangible or intangible; for purposes of this Agreement, any contract or agreement which satisfies the criteria in Section 2.10 shall be deemed a material contract or agreement.

                  (d) grant any bonus or increase in compensation, other than increases given in conformity with past practice; provided, that in no event shall (i) any increase be given to Haralambos S. Kostakopoulos or any other employee who has received an increase after October 15, 1997 or (ii) any other employee be given an increase in excess of 4% of his or her base pay. The employees who have been given retention bonus agreements are listed in Item 4.2(d) to the First Savings Disclosure Schedule.

                  (e) enter into or make any change in any Employee Benefit Program, except as required by law;

                  (f) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or directly or indirectly solicit or authorize the solicitation of or enter into any agreement providing for any of the foregoing;

                  (g) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent as may be required by law or in order to satisfy the fiduciary duties of the directors of First Savings, engage in any discussions with, or furnish any non-public information concerning First Savings or any FS Subsidiary to, any person or entity other than GCB or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of First Savings or any FS Subsidiary or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) to make a tender or exchange offer for any shares of any class of capital stock of First Savings or any FS Subsidiary, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of First Savings or any FS Subsidiary, or (iv) to merge, consolidate or otherwise combine with First Savings or any FS Subsidiary;

                  (h) except as disclosed in item 4.2(h) of the First Savings Disclosure Schedule, make any capital expenditure in excess of $10,000;

                  (i) make, extend or roll over any loan or loan commitment which, together with all other outstanding loans and loan commitments to the same borrower and affiliates of such borrower, exceeds (x) $300,000, in the case of loans secured by first mortgages on one to four family residential dwellings or (y) $150,000 (exclusive of guarantees by agencies of the United States or the State of New Jersey) for loans which are not secured by first mortgages on one to four family residential dwellings;

                  (j) purchase any securities (whether for sale or to be held to maturity) having a maturity in excess of five years from the date hereof; or purchase more than $2,000,000 of any issue of securities issued by the United States Treasury or any other agency of the United States Government ("Government Securities"); or purchase any securities which are not Government Securities if the cost of such securities, together with the cost of all other securities then owned by First Savings or any FS Subsidiary, and issued by the same issuer or any affiliate thereof, exceeds $2,000,000;

                  (k) offer to pay interest on accounts at the Bank at rates which exceed the historical relationship of the Bank's rates for such accounts to the prevailing rates for such accounts in the Bank's primary market area; said historical relationships are disclosed in Item 4.2(k) of the First Savings Disclosure Schedule;

                  (l) enter into or agree to enter into any other agreement or transaction not in the ordinary course of business; or

                  (m) Willfully take action which would or is likely to (i) adversely affect the ability of either GCB or First Savings to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect First Saving's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger not being satisfied; or (iv) agree in writing or otherwise to do any of the foregoing.

         4.3. Dividends and Distributions; Repurchases. Except as otherwise consented to in writing by GCB, prior to the Effective Date, First Savings will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock, except that First Savings may (a) declare and pay a fifty cent per share dividend in September, 1998; (b) may declare and pay a dividend, effective May 1, 1999, in the event that the Closing does not occur on or before April 30, 1999, which dividend shall not exceed fifty cents per share; provided, that such a dividend may not be declared in the event that the Closing shall not have occurred by April 30, 1999 because of a breach by First Savings of any representation, warranty, covenant or agreement made by it herein; or (c) may declare and pay a dividend pursuant to Section 5.12.

         4.4. Advice of Changes. First Savings will promptly advise GCB in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of First Savings contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect and (ii) any material adverse change in the business of First Savings or any FS Subsidiary.

         4.5. Acquisition Proposals. First Savings will use its best efforts to provide GCB with same-day notice of any offer First Savings receives from or on behalf of any third party of the type referred to in Section 4.2(g) hereof, including in such notice the identity of the offeror and the complete terms of any such offer, and will use its best efforts to provide GCB with same-day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer. First Savings shall in any event provide GCB with the notices contemplated above no later than the second business day following receipt of any such offer or receipt of information that any such offer is likely to be made.

         4.6. Filings, Notices and Financial Statements. During the period commencing on the date hereof and ending on the date on which the Closing occurs:

                  (a) First Savings shall provide GCB with copies of all filings made by First Savings, the Bank or any other FS Subsidiary on or after the date hereof to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate First Savings, the Bank or any other FS Subsidiary by the first to occur of (i) two business days following such filing or (ii) the Closing.

                  (b) To the extent that it is legally permitted to do so, First Savings shall provide GCB with copies of all communications received by First Savings, the Bank or any other FS Subsidiary from the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate First Savings, the Bank or any other FS Subsidiary within five business days of receipt of such communication or, if sooner, by the Closing. If First Savings, the Bank or any other FS Subsidiary shall receive any such communication which it is legally prohibited from providing to GCB, First Savings shall notify GCB that such a communication has been received within five business days of receipt thereof or, if sooner, by the Closing, and First Savings and the FS Subsidiaries shall cooperate with GCB to obtain the consent of the regulatory agency which issued such communication to provide a copy thereof to GCB and, upon receipt of such consent, shall promptly provide a copy of such communication to GCB.

                  (c) First Savings shall prepare unaudited financial statements on a monthly basis and shall furnish copies of such statements to GCB by the 20th day following the end of each month; it is understood that the financial statements to be furnished pursuant to this subparagraph shall be the financial statements regularly prepared by the management of First Savings for its board of directors.

                  (d) First Savings shall deliver to GCB its quarterly reports on Form 10-QSB, all other SEC filings made by First Savings and all press releases issued by First Savings or any FS Subsidiary on the date such filing is made or such press release is issued.

         4.7.  Proxy Statement.

                  (a) The proxy statement for the meeting of First Savings shareholders contemplated by Section 1.8 hereof will not, at the time of its issuance and at the time of the meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

                  (b) First Savings shall cause a notice of meeting and proxy statement regarding the meeting of First Savings shareholders contemplated by
Section 1.8 hereof to be mailed to its shareholders as soon as practicable in accordance with applicable Federal and state law. Provided, however, that First Savings shall furnish the proposed notice of meeting and proxy statement to GCB for review and comments prior to sending them to its shareholders. First Savings shall make the final determination as to the contents of such notice of meeting and proxy statement.

         4.8. Breaches and Adverse Developments. First Savings shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or have been known prior to the date hereof) of any of its representations, warranties, covenants or agreements contained or referred to herein, or any other material adverse development affecting First Savings or any of the FS Subsidiaries, give prompt written notice thereof to GCB and use its best efforts to prevent or promptly remedy any such breach.

         4.9 Liquidation Account Computations. First Savings shall (a) furnish to GCB a computation of the Liquidation Account within forty-five (45) days following the date hereof and (b) recompute the Liquidation Account as of January 1, 1999 and shall furnish such recomputation to GCB by January 31, 1999.

B. Covenants of GCB:

         4.10. Funding and Capital Adequacy. After giving pro forma effect to the Merger and any other acquisitions which GCB or its subsidiaries have agreed to consummate, GCB will be deemed "well capitalized" under prompt corrective action regulatory capital requirements from December 31, 1998 until receipt of all approvals and authorizations required in connection with the transactions contemplated by this Agreement from the following banking regulatory agencies:
The Office of Thrift Supervision, the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), the Commissioner of the Department of Banking and Insurance of New Jersey and the Federal Deposit Insurance Corporation.

         4.11. Filings, Notices and Financial Statements. During the period commencing on the date hereof and ending on the date on which the Closing occurs:

                  (a) GCB shall provide First Savings with copies of all filings made by GCB or either of its bank subsidiaries on or after the date hereof to the Federal Reserve Board, the New Jersey Department of Banking and Insurance or the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate GCB or its bank subsidiaries by the first to occur of
(i) two business days following such filing or (ii) the Closing.

                  (b) GCB shall deliver to First Savings its quarterly reports on Form 10-QSB or 10-Q, all other SEC filings made by GCB and all press releases issued by GCB or any subsidiary of GCB on the date such filing is made or such press release is issued.

         4.12. Negative Covenants. Except as specifically contemplated by this Agreement, GCB shall not do, or agree to commit to do, or permit any of GCB's subsidiaries to do, without the prior written consent of First Savings (which shall not be unreasonably withheld), any of the following:

                  (a) Willfully take action which would or is likely to (i) adversely affect the ability of either GCB or First Savings to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect GCB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger not being satisfied; or

                  (b) agree in writing or otherwise to do any of the foregoing.

         4.13. Breaches and Adverse Developments. GCB shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or have been known prior to the date hereof) of any of its representations, warranties, covenants or agreements contained or referred to herein, or any other material adverse development affecting GCB, Newco or Great Falls Bank, give prompt written notice thereof to First Savings and use its best efforts to prevent or promptly remedy any such breach.

         4.14. Liquidation Account. GCB agrees to maintain or otherwise cause Great Falls Bank to maintain the liquidation account established by the Bank pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form upon the Effective Date for the benefit of those persons and entities who were eligible savings account holders of the Bank on October 31, 1991 and who continue from time to time to have rights therein.

         4.15.  GCB   Shareholder   Approval.   Approval  of  the   transactions
contemplated by this Agreement by the shareholders of GCB is not required and will not be sought.


                                    ARTICLE V
                         MUTUAL COVENANTS AND AGREEMENTS

         5.1.  Governmental Approvals.

         (a) First Savings will, and will cause the FS Subsidiaries to, use their best efforts to comply as promptly as practicable with the governmental requirements specified in Sections 2.5 and 3.3 and obtain as soon as practicable all necessary approvals, authorizations, consents, licenses, clearances or orders referred to in those sections; provided, however, that the following shall be the responsibility of GCB and its subsidiaries: (i) obtaining approval (or waiver) of the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), (ii) obtaining approval by the Federal Deposit Insurance Corporation for the acquisition and assumption of the deposits of the Bank by Great Falls Bank and the insurance of the Bank's deposits following the Effective Date and (iii) obtaining approval of the Commissioner of the Department of Banking and Insurance Of New Jersey to the Bank Merger. First Savings shall, within thirty (30) days following the date hereof, apply for non- applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by First Savings or any FS Subsidiary.

         (b) GCB will, and will cause Newco and Great Falls Bank to, use their best efforts to comply as promptly as practicable with the governmental requirements specified in Sections 2.5 and 3.3 and obtain as soon as practicable all necessary approvals, authorizations, consents, licenses, clearances or orders referred to in those sections; provided, however, that the following shall be the responsibility of First Savings and the FS Subsidiaries: (i) obtaining approvals by the Office of Thrift Supervision and (ii) compliance with the proxy requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         (c) Each of First Savings and GCB agrees that it shall, and shall cause its subsidiaries to, cooperate fully with the other in order to assist the other to comply with those governmental responsibilities, and to obtain all approvals, authorizations, consents, licenses, clearances or orders, which are the responsibility of the other pursuant to clauses (a) and (b), above; in furtherance of, and without limiting the generality of, the foregoing, each of First Savings and GCB agrees that it shall, and shall cause its subsidiaries to, provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in any application or other submission to a regulatory authority and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of any such application or submission.

         (d) GCB shall, if required by any regulatory authority as a condition of granting any necessary approval, authorization, consent, license, clearance or order, cause this Agreement to be submitted to the stockholders of GCB at a special meeting of such stockholders for the purpose of adopting and approving the same.

         (e) Each party shall furnish to the other all applications for regulatory approvals which it or any of its subsidiaries is required to make pursuant to clauses (a) or (b) above for review and comments prior to sending them to the regulators.

         5.2. The Bank Merger. Promptly following execution of this Agreement, GCB shall cause the Board of Directors of Great Falls Bank, and First Savings shall cause the Board of Directors of Bank, to authorize the execution of a merger agreement in the form attached hereto as Exhibit A (the "Bank Merger Agreement") and to cause Great Falls Bank and Bank to execute the Bank Merger Agreement and to submit the Bank Merger Agreement for approval by the Commissioner of the Department of Banking and Insurance of New Jersey. Thereafter, the parties shall each use their best efforts to obtain the approval of the Commissioner.

         It is the understanding of GCB that the Bank Merger may be accomplished in the manner contemplated by this Section 5.2 hereof by reason of New Jersey laws which give New Jersey banks "parity" with national banking associations. However, in the event that it is necessary for Bank to convert to a national banking association (or, if mergers between New Jersey commercial banks and New Jersey savings banks are permissible, a New Jersey savings bank) in order to complete the transaction, First Savings shall use its best efforts to bring about such conversion as quickly as possible.

         5.3. Expenses. In the event the Merger is not consummated, GCB and First Savings will each separately bear its own expenses (and those of its subsidiaries) incurred in connection with this Agreement or any transaction contemplated hereby, subject to the provisions of Article IX hereof.

         5.4. Public Announcements. Recognizing that they each have independent obligations with respect to the dissemination of material information to the public and to their respective shareholders, GCB and First Savings will to the maximum extent feasible advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement. Without limiting the generality of the foregoing, First Savings shall furnish any such proposed report, statement or release to GCB for review and comments prior to issuance.

         5.5. Further Assurances. GCB and First Savings agree to execute and deliver, and to cause their respective subsidiaries to execute and deliver, such instruments and take such other actions as may be necessary or required in order to consummate the transactions contemplated hereby.

         5.6. Conversion Amount. First Savings shall, as soon as practicable following the end of the month preceding the month in which the Closing is to take place, furnish to GCB (i) a consolidated statement of the financial condition of First Savings and the FS Subsidiaries at the end of said month, prepared in accordance with Section 1.5 and (ii) a statement of its Adjusted Net Worth at the end of said month, calculated in accordance with Section 1.5, which statement shall include a reasonably detailed explanation of all adjustments.

         5.7. Termination of Employment of Dr. Haralambos S. Kostakopoulos. The employment of Dr. Haralambos S. Kostakopoulos, the President of First Savings, will terminate upon the Effective Date. First Savings shall be responsible for satisfying the obligation of First Savings to Dr. Kostakopoulos to make the payment(s) provided for in Dr. Kostakopoulos' Employment Agreement, as detailed in Item 5.7 of the First Savings Disclosure Schedule, subject to the following provisions of this Section 5.7. This obligation shall not exceed $712,136 if Dr. Kostakopoulos is alive on the Effective Date, which amount shall be paid to Dr. Kostakopoulos by First Savings on the Effective Date; and this obligation shall not exceed $0 if Dr. Kostakopoulos is not alive on the Effective Date. Except as provided in this Section 5.7, Dr. Kostakopoulos agrees that he shall not be entitled to any severance pay or other compensation from First Savings, any FS Subsidiary, GCB, Newco, Great Falls Bank or any other subsidiary of GCB arising out of, in connection with, or as a result of, his Employment Agreement, his employment by First Savings and/or any FS Subsidiary, or the termination of his employment.

         If and to the extent that any payment made to Dr. Kostakopoulos pursuant to the preceding paragraph of this Section 5.7 constitutes an "excess parachute payment" which cannot be taken as a deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, then the amount payable to Dr. Kostakopoulos shall be reduced by the portion of such payment which constitutes an excess parachute payment.

         Notwithstanding anything herein to the contrary, Dr. Kostakopoulos does not waive his rights to purchase continuation of benefits under the Consolidated Omnibus Budget Reconciliation Act or similar New Jersey law.

         5.8.  Access to Records and Properties; Confidentiality.

                  (a) First  Savings shall permit  reasonable  access to GCB and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and shall disclose and make available to GCB and its Representatives, its books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, books of account (including the general ledger), tax records, minute books of director's and stockholder's meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors work papers (subject to receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects of First Savings or any FS Subsidiary, in which GCB and its Representatives may have a reasonable interest. First Savings shall not be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment, or in the case of the document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) GCB shall deliver to First Savings, within five (5) business days following receipt thereof, copies of the public sections of all regulatory examination reports rendered during the period commencing on the date hereof and ending upon the Closing with respect to GCB or Great Falls Bank.

                  (c) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the transactions contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this Section 5.8. Any breach of this Section 5.8 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representatives; (C) became known to the public through no fault of the party receiving such information; or
(D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

         (d) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.8, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.8. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         5.9. Employees of the Bank.

         Subject to the provisions of this Section 5.9, GCB agrees that it shall cause Great Falls Bank to allow the employees of the Bank who are offered and who accept employment by Great Falls Bank (the "Bank Employees") to participate in any of Great Falls Bank's employee benefit plans in which similarly situated employees of Great Falls Bank participate, to the same extent as comparable employees of Great Falls Bank. As of the Effective Date, GCB shall cause Great Falls Bank to permit the Bank Employees to participate in Great Falls Bank's group hospitalization, medical, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of GCB and its subsidiaries; provided, however, that all Bank Employees and their dependents will be eligible to participate in the medical insurance plan(s) covering employees of Great Falls Bank as of the Effective Date without regard to pre-existing conditions or exclusions and with no uninsured waiting periods. As of the next entry date immediately following the Effective Date, GCB shall cause Great Falls Bank to permit the Bank Employees to participate in Great Falls Bank's defined contribution plan; provided, that the Bank Employees shall not be entitled to participate in the profit sharing portion of said plan until the first anniversary of the Effective Date. The Bank Employees shall be given credit for their years of service with the Bank or First Savings for eligibility and vesting purposes under Great Falls Bank's defined contribution retirement plan, except that the Bank Employees shall not be entitled to participate in the profit sharing portion of said plan until the first anniversary of the Effective Date.

         As of the Effective Date, the Bank Employees shall retain all accrued vacation and sick leave benefits, provided such amounts have been fully accrued for by First Savings or the Bank as of the Effective Date and are in accordance with such amounts provided in past practice by First Savings and the Bank. As of the Effective Date, all participants under the Bank's defined contribution plan shall become 100% vested in all participant accounts. With respect to Great Falls Bank's vacation, sick leave and severance policies, GCB shall cause Great Falls Bank to recognize, for purposes of eligibility to participate, vesting and benefits accrual purposes, all prior years of service that any Bank Employee had with the Bank or First Savings, except that any Bank Employees who are involuntarily terminated within six months following the Effective Date shall not be entitled to receive severance benefits under GCB's severance policies; such employees shall instead be paid severance benefits in accordance with, and subject to, the provisions of this Section 5.9.

         GCB shall pay each of the four (4) Bank Employees disclosed on Item 4.2 of the First Savings Disclosure Schedule a retention bonus ("Retention Bonus") if and only if such Bank Employee shall either (a) remain in the employ of GCB or a subsidiary of GCB for a period of three (3) months following the Effective Date or (b) be terminated from such employment within three (3) months following the Effective Date by GCB or a subsidiary of GCB without cause. The amount of the Retention Bonus to be paid to each listed individual shall be as specified in Item 4.2 of the First Savings Disclosure Schedule; the aggregate pretax cost of the Retention Bonuses shall not exceed $90,748.

         Following the Effective Date, GCB shall cause Great Falls Bank to honor in accordance with its terms the Change In Control Severance Agreement between Brian McCourt and the Bank.

         GCB and Great Falls Bank agree to pay the cost of out- placement services for any Bank Employees that are terminated without cause within the six month period following the Effective Date. Bank Employees who are entitled to receive a Retention Bonus shall not be entitled to any severance benefits until they have been employed by GCB for six months; provided, that such Bank Employees shall be entitled to one month's advance notice of termination during such six month period or to one month's pay in lieu of such notice.

         Any employee of First Savings or the Bank as of the Effective Date, other than Dr. Kostakopoulos, Mr. McCourt or any employee who is entitled to receive a Retention Bonus, who is involuntarily terminated for any reason, or whose job or terms of employment is substantially changed (and who thereafter terminates his or her employment), other than terminations or changes made for just cause, within six months after the Effective Date will receive the severance benefits set forth in the following sentence. Such severance benefits will be paid in a lump-sum payment equal to one (1) week's salary for every year or partial year of employment service with First Savings or the Bank, with a minimum severance benefit equal to two (2) weeks of salary and the maximum severance benefit payable shall be twenty-six (26) weeks.

         5.10. Accounting and Financial Matters. Notwithstanding that First Savings believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, First Savings recognizes that GCB may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, First Savings and GCB shall consult and cooperate with each other with respect to (i) conforming, based upon such consultation, the loan, accrual and reserve policies of First Savings and the FS Subsidiaries to those policies of GCB and its subsidiaries to the extent appropriate (provided, that any required change in the practices of First Savings and the FS Subsidiaries in connection with the matters in this clause (i) need not be effected until the parties receive all necessary stockholder approvals and all approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.3 hereof), and (ii) conforming, based upon such consultation, the composition of the securities portfolios and overall asset/liability management position of First Savings and the FS Subsidiaries, and GCB and its subsidiaries, to the extent appropriate.

         5.11. 1999 Closing. Notwithstanding any other provision of this Agreement, the Closing will not occur prior to January 1, 1999.

         5.12. Key Man Insurance. Notwithstanding anything herein to the contrary, in the event that Dr. Kostakopoulos shall die after the date of the Agreement, but prior to the Effective Time, First Savings, the Bank, GCB or Great Falls Bank, as the case may be, shall pay to the estate of Dr. Kostakopoulos, out of the aggregate proceeds received by First Savings, the Bank, GCB or Great Falls Bank from the key man life insurance currently held by First Savings or the Bank on the life of Dr. Kostakopoulos, the sum that would have been payable under his Employment Agreement upon the Effective Date (as disclosed in Item 5.7 of the First Savings Disclosure Schedule) but for his prior death, without regard to the stated limitation in Section 5.7 of $712,136, and no sums shall be payable by First Savings, Bank, any other FS Subsidiary, GCB or Newco pursuant to Section 5.7 of this Agreement. Further, in the event that Dr. Kostakopoulos shall die after the date of the Agreement, but prior to the Effective Time, First Savings shall pay a special cash dividend on the shares of common stock of First Savings in the aggregate amount equal to the amount, if any, by which the aggregate proceeds received by First Savings or the Bank from the key man life insurance held by First Savings or the Bank on the life of Dr. Kostakopoulos exceeds the sum of (a) the payments made to the estate of Dr. Kostakopoulos pursuant to the first sentence of this Section 5.11 and (b) the aggregate amount of all premiums paid by First Savings, the Bank or any other FS Subsidiary in respect of such key man life insurance; provided, however, that the aggregate special cash dividend payable on the Common Stock of First Savings shall be reduced by the amount of any shortfall referenced at
Section  1.5  herein.  Notwithstanding  anything  herein to the  contrary,  this
Section 5.12 shall be construed as an agreement as to which Dr. Kostakopoulos and the shareholders of First Savings are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.



                                   ARTICLE VI
                   CONDITIONS TO OBLIGATIONS OF GCB AND NEWCO

         The obligations of GCB and Newco to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by GCB and Newco:

         6.1. Representations and Warranties. The representations and warranties of First Savings set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing contemplated by Article VIII hereof (the "Closing Date") as though made on and as of the Closing Date.

         6.2. Covenants. First Savings shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

         6.3. Certificate. First Savings shall have furnished to GCB a certificate of its President in form and substance reasonably satisfactory to GCB to the effect that (i) the representations and warranties contained in
Article II of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) First Savings has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by First Savings prior to the Closing Date, (iii) the statement of stockholders equity furnished pursuant to Section 5.6 is in accordance with the books of First Savings and fairly presents the stockholders equity of First Savings as of the end of the month preceding the month in which the Closing occurs, and (iv) to the knowledge of First Savings, the conditions set forth in Sections 6.5, 6.6 and 6.7 hereof are each satisfied as of the Closing Date.

         6.4. Opinion of Counsel. GCB shall have received an opinion of Malizia, Spidi, Sloane & Fisch, P.C., counsel to First Savings, dated the date of the Closing and addressed to GCB, in form and substance satisfactory to counsel to GCB, as to the matters set forth in Exhibit B attached hereto. In rendering such opinion, such counsel may rely upon certificates of officers of First Savings and of public officials as to matters of fact.

         6.5. No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect on the Closing Date or on the Effective Date which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect the operation of Bank and Great Falls Bank as a single entity following consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GCB, Newco, Great Falls Bank, First Savings or any FS Subsidiary, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger; and no written advice shall have been received by GCB or First Savings or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Holding Company Merger and/or the Bank Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger.

         6.6. Approvals and Consents. The approval of the stockholders of First Savings referred to in Section 1.8 hereof, and all approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.3 hereof, shall have been obtained, and all waiting periods specified by law shall have passed. Also, First Savings shall have obtained non- applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by First Savings or any FS Subsidiary on the date hereof.

         6.7. First Savings's Stockholders Equity. First Savings's Adjusted Net Worth (as defined in Section 1.5) as of the end of the month preceding the month in which the Closing is to take place shall be not less than $9,045,707.

         6.8.  Transaction  Expenses.  First Savings shall have furnished to GCB
(a) an accounting of all Transaction Expenses (as that term is defined in Section 1.5 hereof) and (b) final bills from all providers of significant services in connection with the transactions contemplated by this Agreement, including its investment bankers, attorneys and accountants.


                                   ARTICLE VII
                   CONDITIONS TO OBLIGATIONS OF FIRST SAVINGS

         The obligations of First Savings to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by First Savings:

         7.1. Representations and Warranties. The representations and warranties of GCB set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

         7.2. Covenants. GCB and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

         7.3. Certificate. Each of GCB and Newco shall have furnished to First Savings a certificate of its President or Vice President in form and substance reasonably satisfactory to First Savings to the effect that (i) the representations and warranties contained in Article III of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) it has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to the Closing Date and
(iii) to the knowledge of GCB or Newco, as the case may be, the conditions set forth in Sections 7.5 and 7.6 hereof are each satisfied as of the Closing Date.

         7.4. Opinion of Counsel. First Savings shall have received an opinion of Williams, Caliri, Miller & Otley, counsel to GCB and Newco, dated the date of the Closing and addressed to First Savings, in form and substance satisfactory to counsel to First Savings, as to the matters set forth in Exhibit C attached hereto. In rendering such opinion, such counsel may rely upon certificates of officers of GCB and Newco and of public officials as to matters of fact.

         7.5. No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect on the Closing Date or on the Effective Date which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect the operation of Bank and Great Falls Bank as a single entity following consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GCB, Newco, Great Falls Bank, First Savings or any FS Subsidiary, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger; and no written advice shall have been received by GCB or First Savings or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Holding Company Merger and/or the Bank Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger.

         7.6. Approvals and Consents. All approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.3 hereof, shall have been obtained, and all waiting periods specified by law shall have passed.

         7.7. Fairness Opinion. First Savings shall have received the opinion of Ryan, Beck & Co., in form and substance reasonably satisfactory to said Board of Directors, that the consideration to be paid to the stockholders of First Savings pursuant to this Agreement is fair from a financial point of view to such stockholders as of the date of Board adoption of the Agreement and as of the date of mailing of the proxy statement to the stockholders of First Savings related to the Meeting of Stockholders contemplated by Section 1.8 hereof. The foregoing opinion shall be included in the proxy statement. Provided, that the condition specified in this Section 7.7 hereof shall be conclusively deemed to have been waived if First Savings shall not have exercised its right to terminate this Agreement by reason of the failure of such condition on or before the first to occur of (i) the date of the proxy statement distributed in connection with the meeting of shareholders of First Savings contemplated in
Section 1.8 hereof or (ii) the 120th day following the date of this Agreement.


                                  ARTICLE VIII
                                     CLOSING

         Unless this Agreement shall have been terminated pursuant to a provision of Article IX hereof, a closing (the "Closing") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof (but in no event prior to January 1, 1999; and in no event later than the last to occur of January 1, 1999 or the 45th day following receipt of all required regulatory approvals), at the offices of Williams, Caliri, Miller & Otley, 1428 Route 23, Wayne, New Jersey. The parties agree that the target date for such Closing shall be January 28, 1999. At the Closing, the documents referred to in Articles VI and VII hereof will be exchanged by the parties. Immediately thereafter, (i) the Certificate of Merger contemplated by
Section 1.7 hereof shall be filed in accordance with the Act and (ii) the Bank Merger Agreement will be approved by the GCB as the sole shareholder of Great Falls Bank and by First Savings as the sole shareholder of the Bank and shall be filed with the Department of Banking and Insurance of the State of New Jersey.


                                   ARTICLE IX
                                   TERMINATION

         9.1. Termination. This Agreement may be terminated at any time prior to Closing:

                  (a) by First Savings, by written notice to GCB, if (i) First Savings, without violating any of its covenants hereunder, shall have received an unsolicited offer to enter into a transaction of the type described in
Section 4.2(g) and the Board of Directors of First Savings, after consulting with counsel, shall have determined in the exercise of its fiduciary duties that it should terminate this Agreement and pursue such offer or (ii) the approval of the stockholders of First Savings referred to in Section 1.8 hereof shall not be obtained;

                  (b) by GCB, by written notice to First Savings, if the approval of the stockholders of First Savings referred to in Section 1.8 hereof shall not be obtained within 120 days following the date of this Agreement;

                  (c) by GCB, by written notice to First Savings, if (i) any representation or warranty of First Savings set forth in Article II hereof shall not be true and correct in all material respects, (ii) First Savings shall breach any covenant or agreement made by it herein or (iii) any condition set forth in Article VI hereof shall not have been satisfied by July 29, 1999. Provided, that (x) GCB may not terminate this Agreement by reason of the failure of a condition set forth in Article VI if the failure of such condition shall be caused by a breach by GCB and/or Newco of any covenant or agreement made by it herein; (y) GCB may not terminate this Agreement by reason of a breach of any covenant or agreement made by First Savings hereunder unless First Savings shall fail to cure such breach within thirty (30) days following a written demand to cure by GCB; and (z) GCB may not terminate this Agreement by reason of a breach of any representation or warranty made by First Savings in this Agreement unless First Savings shall fail to eliminate the matter or condition which makes such representation or warranty untrue, within thirty (30) days following a written demand to cure by GCB.

                  (d) by First Savings, by written notice to GCB, if (i) any representation or warranty of GCB set forth in Article III hereof shall not be true and correct in all material respects, (ii) GCB or Newco shall breach any covenant or agreement made by it herein or (iii) any condition set forth in
Article VII hereof shall not have been satisfied by July 29, 1999. Provided, that (x) First Savings may not terminate this Agreement by reason of the failure of a condition set forth in Article VII if the failure of such condition shall be caused by a breach by First Savings of any covenant or agreement made by it herein; (y) First Savings may not terminate this Agreement by reason of a breach of any covenant or agreement made by GCB hereunder unless GCB shall fail to cure such breach within thirty (30) days following a written demand to cure by First Savings; and (z) First Savings may not terminate this Agreement by reason of a breach of any representation or warranty made by GCB in this Agreement unless GCB shall fail to eliminate the matter or condition which makes such representation or warranty untrue, within thirty (30) days following a written demand to cure by First Savings.

         9.2.  Liability Upon Termination.

         (a) If this Agreement is terminated in accordance with Section 9.1, the transactions contemplated hereby shall be abandoned without further action by either party hereto, and the parties shall have no further liabilities or obligations hereunder except as provided in the following subsections of this
Section 9.2.

         (b) In the event First Savings shall exercise its right of termination under Section 9.1(a), First Savings shall pay to GCB a termination fee of $500,000.

         (c) In the event  GCB shall  exercise  its right of  termination  under
Section 9.1(b), First Savings shall pay to GCB a termination fee of $500,000.

         (d) First Savings shall pay to GCB, as liquidated damages, a termination fee of $500,000 in the event that (i) this Agreement is terminated by GCB pursuant to Section 9.1(c) hereof by reason of the breach by First Savings of any covenant or agreement (but not any representation or warranty) made by it herein, or (ii) this Agreement is terminated by First Savings unless such termination is expressly permitted pursuant to Section 9.1(a) or 9.1(d) hereof.

         (e) GCB shall pay to First Savings, as liquidated damages, a termination fee of $500,000 in the event that (i) this Agreement is terminated by First Savings pursuant to Section 9.1(d) hereof by reason of the breach by GCB or Newco of any covenant or agreement (but not any representation or warranty) made by it herein, or (ii) this Agreement is terminated by GCB unless such termination is expressly permitted pursuant to Section 9.1(b) or 9.1(c) hereof.

         (f) In the event that GCB shall  terminate this  Agreement  pursuant to
Section 9.1(c) hereof by reason of the breach by First Savings of any representation or warranty made by it herein other than those contained in
Section 2.5, First Savings shall reimburse GCB for all costs incurred by it in connection with the negotiation and performance and enforcement of this Agreement, as well as all costs of enforcing this Section 9.1(f).

         (g) The maximum amount to which a party shall be entitled from the other upon termination of this Agreement shall be $500,000, regardless of the number of grounds which such party may have for claiming a termination fee or other payment hereunder.


                                    ARTICLE X
                                 INDEMNIFICATION


         10.1. Indemnification. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of First Savings or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of First Savings, any of the Subsidiaries of First Savings or any of their respective predecessors or
(ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Date, GCB shall indemnify and hold harmless, as and to the extent permitted by New Jersey law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with GCB; provided, however, that (1) GCB shall have the right to assume the defense thereof and upon such assumption GCB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if GCB elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between GCB and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with GCB, and GCB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) GCB shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) GCB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) GCB shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Article X, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly GCB thereof, provided that the failure to so notify shall not effect the obligations of GCB under this
Article X except to the extent such failure to notify prejudices GCB. GCB's obligations under this Article X continue in full force and effect for a period of six (6) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ( a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Notwithstanding anything to the contrary contained in this Section 10.1, in no event shall GCB's obligations under this Section 10.1 with respect to indemnification or the advancement of expenses be greater than the obligations of First Savings and the FS Subsidiaries with respect thereto set forth as of the date of this Agreement in the Certificate of Incorporation, By-laws or similar governing documents of First Savings and the FS Subsidiaries.

         10.2. Directors and Officers Liability Insurance. GCB shall cause the persons serving as officers and directors of First Savings and the Bank immediately prior to the Effective Date to be covered for a period of six years from the Effective Date by the directors' and officers' liability insurance policy maintained by First Savings and the Bank (provided that GCB may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Date which were committed by such officers and directors in their capacity as such.

         10.3 Successors. In the event GCB or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of GCB or the Surviving Corporation, as the case may be, assume the obligation set forth in this Article X.

         10.4 Beneficiaries; Survival. The provisions of this Article X are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives; and the provisions of this Article X will survive the Effective Date.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1. Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

         11.2. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except as specifically provided to the contrary herein. This Agreement may be amended or modified only by writing signed by the parties hereto.

         11.3. Headings. The article and section and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.4. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission and confirmed by first class mail, or mailed by certified mail, return receipt requested and postage prepaid, as follows:

                  If to GCB or Newco:

                           Greater Community Bancorp
                           55 Union Boulevard
                           Totowa, New Jersey 07512
                           Attention: Mr. George E. Irwin, President
                           Telecopier Number: 973-942-9816

                  with copy to:

                           Stuart M. Geschwind, Esq.
                           Williams, Caliri, Miller & Otley
                           1428 Route 23
                           Wayne, New Jersey  07474

                           Telecopier Number:  973-694-0302

                  If to First Savings:

                           First Savings Bancorp of Little Falls, Inc.
                           115 Main Street
                           Little Falls, New Jersey 07424
                           Attention:  Dr. Haralambos S. Kostakopoulos,
                                    President

                           Telecopier Number:  (973) 785-1832

                  with copy to:

                           Richard Fisch, Esq.
                           Malizia, Spidi, Sloane & Fisch, P.C.
                           One Franklin Square
                           1301 K Street, N.W.
                           Suite 700 East
                           Washington, D.C. 20005

                           Telecopier Number:  (202) 434-4661


or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following that on which the piece of mail containing such communication is posted; provided that any communication sent by telecopy or telex and confirmed by mail (postage prepaid) shall be deemed to have been given at the time of transmission.

         11.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
Jersey.

         11.7. Gender and Number; Person. Any reference expressed in any gender shall be deemed to include each of the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The term "person" as used in this Agreement, unless the context otherwise requires, shall include any individual and any corporation, partnership, association, or other entity or group.

         11.8. Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any other provision of this Agreement.

         11.9. Parties Bound; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

         11.10. Release of restrictions on restricted stock. First Savings and Dr. Kostakopoulos acknowledge that the release of the restrictions on restricted stock held by Dr. Kostakopoulos as of February 17, 1998 will give rise to taxable income to Dr. Kostakopoulos and an expense deduction for tax purposes to First Savings.

              ANNEX B -- FAIRNESS OPINION OF RYAN, BECK & CO., INC.

                                               Ryan, Beck & Co.
                                               Excellence in Investment Banking

                                               200 South Orange Avenue
                                               Livingston, New Jersey 07039-5817

                                               TELEPHONE:(973) 597-6000
                                               FACSIMILE:(973) 597-1258

                                               Corporate Finance Department



December 29, 1998

The Board of Directors
First Savings Bancorp of Little Falls, Inc.
One Center Avenue
Little Falls, New Jersey 07424


Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of First Savings Bancorp of Little Falls, Inc. ("First of Little Falls") of the Cash Consideration of $52.26 per share of First of Little Falls to be paid to shareholders of First of Little Falls pursuant to the terms of the Agreement and Plan of Merger dated September 4, 1998 (the "Agreement') by and among First of Little Falls, Greater Community Bancorp, Totowa, New Jersey ("Greater Community") and its wholly owned subsidiary, Great Falls Bank.

Pursuant to the Agreement, First of Little Falls shall merge with and into Great Falls Bank (the "Merger"), and each share of First of Little Falls' issued and outstanding common stock will become the right to receive $52.26 in cash, subject to certain adjustments as set forth in the Agreement We have assumed that the Merger will be fully taxable to the stockholders of First of Little Falls and be accounted for by Greater Community as a purchase transaction.

Ryan, Beck & Co., as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of the Merger, we have met separately with members of senior management of Greater Community and First of Little Falls to discuss their respective operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) reviewed the Agreement and related documents; (ii) reviewed this Proxy Statement; (iii) reviewed Greater Community's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995, and Greater Community's Quarterly Reports on Form 1O-Q for the periods ended March 3l, 1998, June 3O, 1998 and September 30, 1998; (iv) reviewed internal analyses prepared by Greater Community's management; (v) reviewed First of


RB                NEW JERSEY  PENNSYLVANIA  FLORIDA  ILLINOIS
CO. [LOGO]        MEMBER NASD / SIPC / SIA

                                                                Ryan, Beck & Co.

First Savings Bancorp of Little Falls, Inc.
December 29, 1998
Page 2

Little Falls' Annual Reports to Shareholders and Annual Reports on Form 1O-KSB for the years ended December 31, 1997, 1996, and 1995, and First of Little Falls' Quarterly Reports on Form 1O-QSB for the periods ended March 31, 1998 (as amended), June 30, 1998 and September 30, 1998; (vi) reviewed publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Greater Community; (vii) reviewed publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to First of Little Falls; (viii) reviewed terms of recent acquisitions of thrift organizations which Ryan, Beck deemed generally comparable in whole or in part to First of Little Falls; (ix) reviewed the potential pro-forma impact of the Merger on Greater Community's financial condition, operating results and capital ratios; and (x) conducted such other studies, analyses, inquiries and examinations as Ryan, Beck deemed appropriate. Ryan, Beck also reviewed certain projections provided by First of Little Falls and Greater Community for the years ending December 31, 1998 and December 31, 1999 and met with certain members of First of Little Falls and Greater
Community's senior management to discuss First of Little Falls and Greater Community's past and current business operations, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies which may arise from the Merger. Ryan, Beck as part of its review of the Merger, also analyzed Greater Community's financial ability to consummate the Merger and considered the future prospects of First of Little Falls in the event it remained independent.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the managements of First of Little Falls and Greater Community as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of the respective managements. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the balance sheets of First of Little Falls and Greater Community at June 30, 1998, and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to First of Little Falls and Greater Community. We have not made or obtained any independent

                                                                Ryan, Beck & Co.

First Savings Bancorp of Little Falls, Inc.
December 29, 1998
Page 3

evaluations or appraisals of the assets and liabilities of either First of Little Falls or Greater Community or their respective subsidiaries, nor have we reviewed any individual loan files of First of Little Falls or Greater Community or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to First of Little Falls. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Board of Directors of First of Little Falls as an independent contractor to act as financial advisor to First of Little Falls with respect to the Merger and will receive a fee for our services. Ryan, Beck has had an investment banking relationship with First of Little Falls Bancorp for a number of years. Additionally, Ryan, Beck has also acted as financial advisor to First of Little Falls with respect to various other matters from time to time. Ryan, Beck has had no prior relationship with Greater Community. Ryan, Beck's research department does not follow Greater Community. Ryan, Beck is a market maker in Greater Community's common stock and, in such capacity, may from time to time own Greater Community securities.

Our opinion is directed to the Board of Directors of First of Little Falls and does not constitute a recommendation to any shareholder of First of Little Falls as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that the Cash Consideration in the Merger as provided and described in the Agreement is fair to the holders of First of Little Falls common stock from a financial point of view.

Very truly yours,


/s/Ryan, Beck & Co., Inc.

RYAN, BECK & CO., INC.

                   FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 1999

         The undersigned stockholder of First Savings Bancorp of Little Falls, Inc. (the "Company") hereby constitutes and appoints the Proxy Committee of the Board of Directors, and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to represent and to vote, as designated hereon, all shares of common stock, par value $1.00 per share, of the Company that the undersigned is entitled to vote at the Meeting of Stockholders of the Company to be held at the main office of the Company, located at One Center Avenue, Little Falls, New Jersey, on Tuesday, January 19, 1999, at 11:00 a.m., Eastern Time, and at any and all adjournments thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of a copy of the accompanying Proxy Statement for the Meeting and Notice of Meeting of Stockholders.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSAL.

                                                             FOR AGAINST ABSTAIN
                                                             --- ------- -------
1. To consider and vote upon a proposal to approve the       |_|   |_|     |_|
    Agreement and Plan of Merger, dated as of September 4, 1998, by and among Greater Community Bancorp
   ("GCB"), GCB Acquisition Corp. ("Newco"), and the
   Company, pursuant to which (i) Newco would merge with the Company (the "Corporate Merger") with the
   Company surviving, and First Savings Bank of Little
   Falls, F.S.B. would merge with Great Falls Bank, (ii) each outstanding share of the Company's common stock
   (excluding certain shares held by the Company) would be converted into the right to receive a cash payment of $52.26 from GCB upon completion of the Corporate
   Merger (each outstanding stock option would also be entitled to receive $52.26, less the option exercise price), all on and subject to the terms and conditions contained therein.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournment or adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a Proxy Statement dated December 29, 1998.


Dated:                                , 199
       -------------------------------     ----


-----------------------------------------   ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER

-----------------------------------------   ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------